--------------------------------------------------------------------------------

                          J. B. POINDEXTER & CO., INC.
                                    As Issuer


                            WILMINGTON TRUST COMPANY
                         As Trustee and Collateral Agent


                     THE SUBSIDIARY GUARANTORS NAMED HEREIN
                                  As Guarantors


                                    Indenture

                            Dated as of June 10, 2003



                      12.50% Senior Secured Notes due 2007

--------------------------------------------------------------------------------

                          J. B. Poindexter & Co., Inc.

               Reconciliation and tie between Trust Indenture Act
                of 1939 and Indenture, dated as of June 10, 2003

       Trust Indenture                                                                             Indenture
          Act Section                                                                                Section
       --------------                                                                              ---------
Section 310 (a) (1)              ......................................................               609
            (a) (2)              ......................................................               609
            (a) (3)              ......................................................         Not Applicable
            (a) (4)              ......................................................         Not Applicable
            (b)                  ......................................................               608
Section 311 (a)                  ......................................................               613
            (b)                  ......................................................               613
            (b) (2)              ......................................................             703(a)
                                                                                                    703(b)
Section 312 (a)                  ......................................................             701(a)
                                                                                                    702(a)
            (b)                  ......................................................             702(b)
            (c)                  ......................................................             702(c)
Section 313 (a)                  ......................................................             703(a)
            (b)                  ......................................................             703(a)
            (c)                  ......................................................             703(a)
            (d)                  ......................................................             703(b)
Section 314 (a)                  ......................................................               704
            (b)                  ......................................................         Not Applicable
            (c) (1)              ......................................................               102
            (c) (2)              ......................................................               102
            (c) (3)              ......................................................         Not Applicable
            (d)                  ......................................................             1405(b)
                                                                                                    1406(a)
            (e)                  ......................................................               102
Section 315 (a)                  ......................................................               601
            (b)                  ......................................................               602
                                                                                                   703(a)(6)
            (c)                  ......................................................               601
            (d)                  ......................................................               601
            (d) (1)              ......................................................               601
            (d) (2)              ......................................................               601

       Trust Indenture                                                                             Indenture
          Act Section                                                                                Section
       --------------                                                                              ---------

            (d) (3)              ......................................................               601
            (e)                  ......................................................               514
Section 316 (a)                  ......................................................               101
            (a) (1) (A)          ......................................................               502
                                                                                                      512
            (a) (1) (B)          ......................................................               513
            (a) (2)              ......................................................         Not Applicable
            (b)                  ......................................................               508
Section 317 (a) (1)              ......................................................               503
            (a) (2)              ......................................................               504
            (b)                  ......................................................              1003
Section 318 (a)                  ......................................................               107

                                TABLE OF CONTENTS

                                                                                                                PAGE

ARTICLE ONE                DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION............................   2

         SECTION 101.               Definitions...............................................................   2

         SECTION 102.               Compliance Certificates and Opinions......................................  20

         SECTION 103.               Form of Documents Delivered to Trustee....................................  20

         SECTION 104.               Acts of Holders: Record Date..............................................  21

         SECTION 105.               Notices, Etc., to Trustee, Company, and Subsidiary Guarantors.............  22

         SECTION 106.               Notice to Holders; Waiver.................................................  22

         SECTION 107.               Conflict with Trust Indenture Act.........................................  23

         SECTION 108.               Effect of Headings and Table of Contents..................................  23

         SECTION 109.               Successors and Assigns....................................................  23

         SECTION 110.               Separability Clause.......................................................  23

         SECTION 111.               Benefits of Indenture.....................................................  23

         SECTION 112.               Governing Law.............................................................  23

         SECTION 113.               Legal Holidays............................................................  23

ARTICLE TWO                SECURITY AND SUBSIDIARY GUARANTEE FORMS............................................  24

         SECTION 201.               Forms Generally...........................................................  24

         SECTION 202.               Form of Face of Security..................................................  24

         SECTION 203.               Form of Reverse of Security...............................................  26

         SECTION 204.               Form of Trustee's Certificate of Authentication...........................  29

         SECTION 205.               Form of Guarantee.........................................................  29

ARTICLE THREE              THE SECURITIES.....................................................................  32

         SECTION 301.               Title and Terms...........................................................  32

         SECTION 302.               Denominations.............................................................  34

         SECTION 303.               Execution, Authentication, Delivery and Dating............................  34

         SECTION 304.               Temporary Securities......................................................  34

         SECTION 305.               Registration, Registration of Transfer and Exchange.......................  35

         SECTION 306.               Mutilated, Destroyed, Lost and Stolen Securities..........................  36

         SECTION 307.               Payment of Interest; Interest Rights Preserved............................  37

         SECTION 308.               Persons Deemed Owners.....................................................  38

         SECTION 309.               Cancellation..............................................................  38

                                TABLE OF CONTENTS

                                   (continued)

                                                                                                                PAGE

         SECTION 310.               Computation of Interest...................................................  38

         SECTION 311.               PIK Notes.................................................................  39

ARTICLE FOUR               SATISFACTION AND DISCHARGE.........................................................  39

         SECTION 401.               Satisfaction and Discharge of Indenture...................................  39

         SECTION 402.               Application of Trust Money................................................  40

ARTICLE FIVE               REMEDIES...........................................................................  40

         SECTION 501.               Events of Default.........................................................  40

         SECTION 502.               Acceleration of Maturity; Rescission and Annulment........................  42

         SECTION 503.               Collection of Indebtedness and Suits for Enforcement by Trustee...........  43

         SECTION 504.               Trustee May File Proofs of Claim..........................................  44

         SECTION 505.               Trustee May Enforce Claims Without Possession of Securities...............  44

         SECTION 506.               Application of Money Collected............................................  44

         SECTION 507.               Limitation on Suits.......................................................  45

         SECTION 508.               Unconditional Right of Holders to Receive Principal, Premium and Interest.  45

         SECTION 509.               Restoration of Rights and Remedies........................................  46

         SECTION 510.               Rights and Remedies Cumulative............................................  46

         SECTION 511.               Delay or Omission Not Waiver..............................................  46

         SECTION 512.               Control by Holders........................................................  46

         SECTION 513.               Waiver of Past Defaults...................................................  47

         SECTION 514.               Undertaking for Costs.....................................................  47

         SECTION 515.               Waiver of Stay or Extension Laws..........................................  47

ARTICLE SIX                THE TRUSTEE........................................................................  48

         SECTION 601.               Certain Duties and Responsibilities.......................................  48

         SECTION 602.               Notice of Defaults........................................................  48

         SECTION 603.               Certain Rights of Trustee.................................................  48

         SECTION 604.               Not Responsible for Recitals or Issuance of Securities....................  50

         SECTION 605.               May Hold Securities.......................................................  50

         SECTION 606.               Money Held in Trust.......................................................  50

         SECTION 607.               Compensation and Reimbursement............................................  50

                                TABLE OF CONTENTS

                                   (continued)

                                                                                                                PAGE

         SECTION 608.               Disqualification; Conflicting Interests...................................  51

         SECTION 609.               Corporate Trustee Required; Eligibility...................................  51

         SECTION 610.               Resignation and Removal; Appointment of Successor.........................  51

         SECTION 611.               Acceptance of Appointment by Successor....................................  52

         SECTION 612.               Merger, Conversion, Consolidation or Succession to Business...............  53

         SECTION 613.               Preferential Collection of Claims Against Company.........................  53

         SECTION 614.               Appointment of Authenticating Agent.......................................  53

ARTICLE SEVEN              HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY..................................  55

         SECTION 701.               Company to Furnish Trustee Names and Addresses of Holders.................  55

         SECTION 702.               Preservation of Information; Communications to Holders....................  55

         SECTION 703.               Reports by Trustee........................................................  55

         SECTION 704.               Reports by Company and the Subsidiary Guarantors..........................  55

ARTICLE EIGHT              MERGER, CONSOLIDATION, ETC.........................................................  56

         SECTION 801.               Mergers, Consolidations and Certain Sales and Purchases of Assets
                                    by the Company ...........................................................  56

         SECTION 802.               Mergers, Consolidations and Certain Sales of Assets by Subsidiary
                                    Guarantors................................................................  57

         SECTION 803.               Successor Substituted.....................................................  58

ARTICLE NINE               SUPPLEMENTAL INDENTURES............................................................  59

         SECTION 901.               Supplemental Indentures Without Consent of Holders........................  59

         SECTION 902.               Supplemental Indentures with Consent of Holders...........................  59

         SECTION 903.               Execution of Supplemental Indentures......................................  60

         SECTION 904.               Effect of Supplemental Indentures.........................................  61

         SECTION 905.               Conformity with Trust Indenture Act.......................................  61

         SECTION 906.               Reference in Securities to Supplemental Indentures........................  61

ARTICLE TEN                COVENANTS..........................................................................  61

         SECTION 1001.              Payment of Principal, Premium and Interest................................  61

         SECTION 1002.              Maintenance of Office or Agency...........................................  61

         SECTION 1003.              Money for Security Payments to be Held in Trust...........................  62

         SECTION 1004.              Existence.................................................................  63

                                TABLE OF CONTENTS

                                   (continued)

                                                                                                                PAGE

         SECTION 1005.              Maintenance of Properties.................................................  63

         SECTION 1006.              Payment of Taxes and Other Claims.........................................  63

         SECTION 1007.              Maintenance of Insurance..................................................  64

         SECTION 1008.              Limitation on Consolidated Debt and Preferred Stock.......................  64

         SECTION 1009.              Limitation on Restricted Subsidiary Debt and Preferred Stock..............  65

         SECTION 1010.              Limitation on Restricted Payments.........................................  67

         SECTION 1011.              Limitations Concerning Distributions and Transfers By Restricted
                                    Subsidiaries..............................................................  68

         SECTION 1012.              Limitation on Liens.......................................................  69

         SECTION 1013.              Limitation on Sale and Leaseback Transactions.............................  69

         SECTION 1014.              Limitation on Transactions with Affiliates and Related Persons............  70

         SECTION 1015.              Limitation on Certain Asset Dispositions..................................  70

         SECTION 1016.              Limitation on Issuances and Sales of Capital Stock of Restricted
                                    Subsidiaries..............................................................  72

         SECTION 1017.              Change of Control.........................................................  72

         SECTION 1018.              Limitations on Acquisitions...............................................  73

         SECTION 1019.              Limitations on the Repurchase of Securities...............................  73

         SECTION 1020.              Provision of Financial Information........................................  74

         SECTION 1021.              Statement by Officers as to Default.......................................  74

         SECTION 1022.              Waiver of Certain Covenants...............................................  75

         SECTION 1023.              Cancellation of Reacquired Notes..........................................  75

         SECTION 1024.              Covenant to Obtain Lien on Intellectual Property..........................  75

         SECTION 1025.              Covenant to Obtain Leasehold Mortgages....................................  75

         SECTION 1026.              Covenant Regarding Insurance Proceeds.....................................  76

ARTICLE ELEVEN             REDEMPTION OF SECURITIES...........................................................  76

         SECTION 1101.              Right of Redemption.......................................................  76

         SECTION 1102.              Applicability of Article..................................................  76

         SECTION 1103.              Election to Redeem; Notice to Trustee.....................................  76

         SECTION 1104.              Selection by Trustee of Securities to Be Redeemed.........................  77

         SECTION 1105.              Notice of Redemption......................................................  77

                                TABLE OF CONTENTS

                                   (continued)

                                                                                                                PAGE

         SECTION 1106.              Deposit of Redemption Price...............................................  78

         SECTION 1107.              Securities Payable on Redemption Date.....................................  78

         SECTION 1108.              Securities Redeemed in Part...............................................  78

ARTICLE TWELVE             DEFEASANCE AND COVENANT DEFEASANCE.................................................  78

         SECTION 1201.              Company's Option to Effect Defeasance or Covenant Defeasance..............  78

         SECTION 1202.              Defeasance and Discharge..................................................  79

         SECTION 1203.              Covenant Defeasance.......................................................  79

         SECTION 1204.              Conditions to Defeasance or Covenant Defeasance...........................  79

         SECTION 1205.              Deposited Money and U.S. Government Obligations to be Held in Trust; Other
                                    Miscellaneous Provisions..................................................  81

         SECTION 1206.              Reinstatement.............................................................  82

ARTICLE THIRTEEN SUBSIDIARY GUARANTEES........................................................................  82

         SECTION 1301.              Subsidiary Guarantees.....................................................  82

         SECTION 1302.              Execution and Delivery of Subsidiary Guarantees...........................  84

         SECTION 1303.              Subsidiary Guarantors May Consolidate, Etc., on Certain Terms.............  84

         SECTION 1304.              Release of Subsidiary Guarantors..........................................  85

         SECTION 1305.              Additional Subsidiary Guarantors..........................................  85

ARTICLE FOURTEEN SECURITY DOCUMENTS...........................................................................  86

         SECTION 1401.              Security Documents........................................................  86

         SECTION 1402.              Recording, Etc............................................................  87

         SECTION 1403.              Possession of the Collateral..............................................  87

         SECTION 1404.              Suits to Protect the Collateral...........................................  88

         SECTION 1405.              Release of Collateral.....................................................  88

         SECTION 1406.              Specified Releases of Collateral..........................................  88

         SECTION 1407.              Disposition of Collateral Without Release.................................  90

         SECTION 1408.              Sufficiency of Release....................................................  91

         SECTION 1409.              Actions by the Trustee....................................................  91

EXHIBITS

         EXHIBIT A                  Form of Insurance Proceeds Certificate

            INDENTURE, dated as of June 10, 2003, among J. B. POINDEXTER & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1100 Louisiana Street, Suite 5400, Houston, Texas 77002, each of the SUBSIDIARY GUARANTORS (as hereinafter defined), and Wilmington Trust Company, a banking corporation duly organized and existing under the laws of the State of Delaware, United States of America having its principal office at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001, acting hereunder not in its individual capacity but solely as Trustee (herein called the "Trustee").


                             RECITALS OF THE COMPANY
                          AND THE SUBSIDIARY GUARANTORS

            The Company has duly authorized the creation of an issue of its 12.50% Senior Secured Notes due 2007 (the "Securities") of substantially the tenor hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

            The Company, directly or indirectly, owns beneficially and of record 100% of the Capital Stock of the Subsidiary Guarantors; the Company and the Subsidiary Guarantors are members of the same consolidated group of companies; the Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Securities; accordingly, the Subsidiary Guarantors have each duly authorized the execution and delivery of this Indenture to provide for the Guarantee by each of them with respect to the Securities as set forth in this Indenture.

            All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, to make the Guarantees of each of the Subsidiary Guarantors, when executed by the respective Subsidiary Guarantors and endorsed on the Securities, authenticated and delivered hereunder, the valid obligations of the respective Subsidiary Guarantors, and to make this Indenture a valid agreement of the Company and each of the Subsidiary Guarantors, in accordance with their and its terms, will have been done.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 101. Definitions.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings
            assigned to them in this Article and include the plural as well as the singular;

                  (2) all other terms used herein which are defined in the Trust
            Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term generally accepted accounting principles with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted as consistently applied by the Company at the date of such computation;

                  (4) unless otherwise specifically set forth herein, all
            calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles but shall not include the accounts of Unrestricted Subsidiaries, except to the extent of dividends and distributions actually paid to the Company or one of its Restricted Subsidiaries; and

                  (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            Certain terms, used principally in Article Six, are defined in that Article.

            "Act", when used with respect to any Holder, has the meaning specified in Section 104.

            "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly Owned Restricted Subsidiary of such Person or by such Person to a Wholly Owned Restricted Subsidiary of such Person, provided, if such Person is the Company, that such Wholly Owned Restricted Subsidiary is a Subsidiary Guarantor) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business.

            "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like terms in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the lesser of the amount of such penalty (in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated. "Attributable Value" means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

            "Authenticating Agent" means the Trustee or any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

            "Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Debt or Preferred Stock, respectively, and the respective amount of such principal or liquidation value payments, by (ii) the sum of all such principal or liquidation value payments.

            "Brixius Term Loan Agreement" means that certain Term Loan and Security Agreement, dated as of March 17, 2000, by and between Universal Brixius, Inc., a borrower, and Congress Financial Corporation, as amended, supplemented, restated or otherwise modified from time to time, provided that the total principal amount which may be borrowed pursuant to the Brixius Term Loan Agreement and any such amendment, supplement, restatement or modification is limited to an amount not in excess of $1,793,000.

            "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, Wilmington, Delaware or Houston, Texas are authorized or obligated by law or executive order to close.

            "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

            "Change of Control" has the meaning specified in Section 1017.

            "Collateral Access Agreement" means the Access and Use Agreement dated as of even date herewith by and between the Trustee and Congress Financial Corporation.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

            "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

            "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter Company shall mean such successor Person.

            "Company Notice" means a notice from the Company requesting release of Released Security Collateral.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

            "Consolidated EBITDA Coverage Ratio" of any Person means for any period the ratio of (i) EBITDA of such Person for such period to (ii) the sum of
(A) Consolidated Interest

Expense of such Person for such period plus (B) the annual interest expense (including the amortization of debt discount) with respect to any Debt proposed on the date of computation to be Incurred by such Person or its Restricted Subsidiaries minus (C) Consolidated Interest Expense of such Person to the extent included in Clause (ii)(A) with respect to any Debt that will no longer be outstanding as a result of the Incurrence of the Debt proposed on the date of computation to be Incurred plus (D) the annual interest expense (including the amortization of debt discount) with respect to any other Debt Incurred by such Person or its Restricted Subsidiaries since the end of such period to the extent not included in Clause (ii)(A) minus (E) Consolidated Interest Expense of such Person to the extent included in Clause (ii)(A) with respect to any Debt that no longer is outstanding as a result of the Incurrence of any Debt referred to in Clause (ii)(D); provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Debt bearing a floating interest rate (after taking into account any interest rate swaps, caps, collars and similar arrangements) shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; provided further that, in the event such Person or its Restricted Subsidiaries has made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.

            "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

            "Consolidated Interest Expense" for any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) net fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends declared and payable in cash; (v) the portion of any rental obligation allocable to interest expense; (vi) interest expense attributable to any Debt represented by the Guarantee by such Person or a Subsidiary of such Person other than with respect to the Debt of such Person or a Subsidiary of such Person and (vii) all other non-cash interest expense (including the amount of PIK Notes issued in lieu of cash interest) excluding, however, any amount of such interest of any Restricted Subsidiary of such Person if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income for such Person pursuant to clause (b) of the proviso in the definition thereof (but only in the same proportion as the net income of such Subsidiary is excluded from the calculation of Consolidated Net Income for such Person pursuant to clause (b) of the proviso in the definition thereof).

            "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person for such period determined on a consolidated basis in accordance with generally accepted accounting principles plus the amount of cash payments made to holders of Old Securities in the Exchange Offer; provided that there shall be excluded therefrom (a) the net income (but not net loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent the payment of dividends or the making of distributions (by loans, advances, intercompany transfers or otherwise) to such Person to the extent of such restrictions, (b) the net income (or loss) of any Person that is not a Restricted Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (c) gains or losses on Asset Dispositions by such Person or its Restricted Subsidiaries and (d) all extraordinary gains and extraordinary losses.

            "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its Restricted Subsidiaries, determined in accordance with generally accepted accounting principles, less amounts attributable to Disqualified Stock of such Person.

            "Consolidated Tangible Assets" of any Person means the sum of the Tangible Assets of such Person after eliminating intercompany items, determined on a consolidated basis in accordance with generally accepted accounting principles, including appropriate deductions for any minority interest in Tangible Assets of such Person's Restricted Subsidiaries.

            "Corporate Trust Office" means the principal office of the Trustee in Wilmington, Delaware at which at any particular time its corporate trust business shall be administered.

            "corporation" means a corporation, association, company, joint-stock company, partnership or business trust.

            "Debt" means (without duplication) with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person under interest rate swaps, caps, collars and similar arrangements, (v) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue), (vi) every Capital Lease Obligation of such Person, (vii) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, and (viii) every obligation of the type referred to in Clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The amount outstanding at any time of any Debt issued with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with generally accepted accounting principles.

            "Deed Trustee" means John M. Beeson, Jr. not in his/her individual capacity, but solely as trustee for the purpose of serving as trustee under the Mortgage.

            "Defaulted Interest" has the meaning specified in Section 307.

            "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Securities.

            "EBITDA" of any Person means for any period the Consolidated Net Income for such period increased by the sum of (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person for such period, plus (iv) other non-cash charges (such as minority interests) of such Person for such period deducted from consolidated revenues in determining Consolidated Net Income for such period, minus (v) non-cash items of such Person for such period increasing consolidated revenues in determining Consolidated Net Income for such period.

            "Event of Default" has the meaning specified in Section 501.

            "Exchange Act" refers to the Securities Exchange Act of 1934 as it may be amended and any successor act thereto.

            "Exchange Offer" means the offer to exchange the Company's Old Securities for Securities commenced on April 17, 2003.

            "Expiration Date" has the meaning specified in the definition of Offer to Purchase.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time

            "General Intangibles" means all general intangibles, which term has the meaning given to it in the Uniform Commercial Code, and shall include all tax refunds, trademarks, servicemarks, tradenames and other intellectual property and proprietary rights applicable to the liquidation of receivables and inventory.

            "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

            "Holder" means a Person in whose name a Security is registered in the Security Register.

            "Incentive Arrangement" means any earn-out agreement, stock appreciation rights, "phantom stock plans," employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with acquisitions of persons or businesses by the Company or its Restricted Subsidiaries, or the retention of directors, officers or employees by the Company or its Restricted Subsidiaries, other than any such agreement or arrangement with John B. Poindexter or any Person directly or indirectly under his control (other than the Company or its Restricted Subsidiaries).

            "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

            "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

            "Initial Public Offering" means an underwritten initial public offering of Common Stock of the Company pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended.

            "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

            "Intra-Company Note" means a note representing a loan from the Company to a Wholly Owned Restricted Subsidiary of the Company of funds advanced.

            "Inventory" of a Person means all inventory of such Person, including (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in such Person's business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease; and (iii) all goods returned or repossessed by such Person.

            "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by any other Person.

            "Joint Venture" means any joint venture arrangement in which the Company or any of its Restricted Subsidiaries owns an equity interest not in excess of 50% of the equity interest of all joint venturers thereof, whether such joint venture is structured as a corporation, partnership, trust, limited liability company or any other Person.

            "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, encumbrance or other security agreement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

            "Loss" means any loss, casualty, destruction, condemnation, seizure, confiscation, or taking of or with respect to the Collateral Security or any part thereof.

            "Loss Proceeds" means insurance proceeds, condemnation awards or other compensation, awards or damages with respect to any Loss.

            "Management Services Agreement" means the agreement, dated February 1, 1996, by and between the Company and Southwestern Holdings, Inc., a Texas corporation, as in effect on the date of this Indenture.

            "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

            "Mortgages" means (a) that certain Deed of Trust, Security Agreement and Financing Statement dated as of June 5, 2003 made by Morgan Trailer Mfg. Co., as mortgagor, in favor of John M. Beeson, as trustee, for the benefit of the Trustee (as trustee for the Holders), with respect to real property in Texas, (b) that certain Deed of Trust, Security Agreement and Financing Statement dated as of June 5, 2003 made by Magnetic Instruments Corp., as mortgagor in favor of John M. Beeson, as trustee, for the benefit of the Trustee (as trustee for the Holders), with respect to real property in Texas (c) that certain Deed of Trust, Security Agreement, Fixture Filing and Financing Statement dated as of June 5, 2003 made by Morgan Trailer Mfg. Co., as mortgagor, in favor of John M. Beeson as trustee for the benefit of the Trustee (as trustee for the Holders), with respect to real property in Arizona, (d) that certain Open-End Mortgage, Security Agreement and Financing Statement dated as of June 5, 2003 made by Morgan Trailer Mfg. Co., as mortgagor, in favor of the Trustee (as trustee for the Holders), with respect to real property in Lancaster County, Pennsylvania, (e) that certain Open-End Mortgage, Security Agreement and Financing Statement dated as of June 5, 2003 made by Morgan Trailer Mfg. Co., as mortgagor, in favor of the Trustee (as trustee for the Holders), with respect to real property in Berks County, Pennsylvania, (f) that certain Mortgage, Security Agreement and Financing Statement dated as of June 5, 2003 made by EFP Corporation, as mortgagor, in favor of the Trustee (as trustee for the Holders), with respect to real property in

Indiana, (g) that certain Mortgage, Security Agreement and Financing Statement dated as of June 5, 2003 made by Truck Accessories Group, Inc., as mortgagor, in favor of the Trustee (as trustee for the Holders), with respect to real property in Indiana, (h) that certain Mortgage in Support of Guarantee dated as of June 5, 2003 made by Raider Industries Inc., as mortgagor, in favor of the Trustee (as trustee for the Holders), with respect to real property in Saskatchewan, and
(i) any other mortgages or leasehold mortgages delivered by the Company or any Subsidiary Guarantor pursuant to the terms of this Indenture, in each case amended, supplemented, restated or otherwise modified from time to time.

            "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must be accrued by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law be repaid out of the proceeds from such Asset Disposition, and (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

            "Net Available Amount" means in the case of any Loss, the aggregate amount of Loss Proceeds received by the Company and the Subsidiary Guarantors in respect of such Loss net of fees and expenses incurred by the Company and the Subsidiary Guarantors in connection with the collection of such Loss Proceeds.

            "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing this Indenture and related documents.

            "Offer" has the meaning specified in the definition of Offer to Purchase.

            "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's making of the Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase, which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to Section 1020 (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in Clause (i) (including a description of the events prompting the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and
(iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holder to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

            (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

            (2) the Expiration Date and the Purchase Date;

            (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

            (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

            (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

            (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

            (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

            (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security or portion thereof accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

            (9) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing and bearing appropriate signature guarantees);

            (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

            (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

            (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

            "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or a Subsidiary Guarantor, as the case may be, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1021 shall be the principal executive, financial or accounting officer of the Company or a Subsidiary Guarantor, as the case may be.

            "Old Securities" means any Securities issued under the indenture, dated May 23, 1994, between the Company, United States Trust Company of New York, as trustee, and certain of the Subsidiary Guarantors.

            "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

            "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

            (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Subsidiary Guarantor) in trust or set aside and segregated in trust by the Company or a Subsidiary Guarantor (if the Company or a Subsidiary Guarantor, as the case may be, shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

            (iii) Securities which have been defeased pursuant to Section 1202 hereof; and

            (iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

            "pari passu", when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt
(a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate.

            "Paying Agent" means any Person who is hereby authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company and such Paying Agent shall initially be the Trustee.

            "Permitted Debt" has the meaning specified in Section 1007 of this Indenture.

            "Permitted Holder" means (i) John B. Poindexter, his executors, administrators or similar legal representatives, or any Person which is controlled, directly or indirectly, by any of the foregoing and (ii) any former beneficial holder of Old Securities that has exchanged all of such holder's Old Securities for Securities in the Exchange Offer.

            "Permitted Liens" means (i) Liens created or permitted pursuant to the Security Documents to secure the Securities; (ii) Liens on any assets to secure Debt permitted to be Incurred under clause (i) and clause (viii) of the third paragraph of the covenant described under Section 1008 of this Indenture;
(iii) purchase money Liens on any assets acquired in accordance with this Indenture; (iv) Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Restricted Subsidiary if the same is not at the time delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision that may be required in conformity with GAAP has been made therefor; (v) Liens imposed by law or arising by operation of law, including without limitation, landlords', mailmen's, suppliers', vendors', carriers', warehousemen's and mechanics' Liens and other similar Liens, Liens for master's and crew's wages and other similar laws, on the assets of the Company or any Restricted Subsidiary arising in the ordinary course of business and for payment obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (vi) Liens on the assets of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety or appeal bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice; (vii) Liens on assets at the time the Company or any Restricted Subsidiary acquired such assets, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other assets of the Company or any Restricted Subsidiary; provided further, however, that such Liens have not been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such assets were acquired by the Company or any Restricted Subsidiary; (viii) Liens on the assets of a Person existing at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other assets of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary; (ix) Liens Incurred or pledges or deposits made by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business; (x) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character; (xi) Liens existing on the date of this Indenture not otherwise described above; (xii) Liens on the assets of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in this definition; provided, however, that any such Lien will be limited to all or part of the same assets that secured the original Lien (together with improvements and accessions to such assets) and the aggregate principal amount of Debt that is secured by such Lien will not be increased to an amount greater than the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under this definition, as the case may be, at the time the original Lien became a Permitted Lien under the indenture; (xiii) judgment Liens not giving rise to a Default or Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order have been finally terminated or the period within which such proceedings may be initiated has not expired; (xiv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of banker's acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; (xv) Liens securing obligations of the Company under hedging obligations permitted to be Incurred under this Indenture;
(xvi) Liens on assets leased to the Company or a Restricted Subsidiary if such lease is properly classified as an operating lease in accordance with GAAP;
(xvii) Liens arising under consignment or similar arrangements for the sale of goods in the ordinary course of business; (xviii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and (xix) Liens in favor of the Company or a Restricted Subsidiary

            "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "PIK Notes" mean notes which are paid to Holders of Securities as Interest in lieu of cash.

            "PIK Option" means the Company's option to pay up to half of the interest payable on the Securities on any three of the first five interest payment dates in the form of PIK Notes instead of cash.

            "Pledge Agreements" means (a) that certain Pledge Agreement and Irrevocable Proxy dated as of even date herewith made by the Company in favor of the Trustee for the benefit of the Holders and (b) that certain Master Subsidiary Pledge Agreement dated as of even date herewith made by Magnetic Instruments Corp., Morgan Trailer Financial Corporation, Morgan Trailer Mfg. Co. and Truck Accessories Group, Inc., in favor of the Trustee for the benefit of the Holders, in each case as amended, supplemented, restated or otherwise modified from time to time.

            "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

            "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

            "Purchase Amount" has the meaning specified in the definition of Offer to Purchase.

            "Purchase Date" has the meaning specified in the definition of Offer to Purchase.

            "Purchase Price" has the meaning specified in the definition of Offer to Purchase.

            "Redeemable Stock" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to the final Stated Maturity of the Securities.

            "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

            "Refinance" means, in respect of any Debt, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" will have correlative meanings

            "Regular Record Date" for the interest payable on any Interest Payment Date means May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

            "Related Person" of any Person means, without limitation, any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or
(b) 5% or more of the Voting Stock of such Person.

            "Released Security Collateral" means Security Collateral which has been released pursuant to Section 1406 of this Indenture.

            "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Payments" has the meaning specified in Section 1010.

            "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of this Indenture, other than an Unrestricted Subsidiary.

            "Revolving Credit Agreement" means the Loan and Security Agreement dated June 28, 1996 among the Company, certain financial institutions parties thereto and Congress Financial Corporation, as amended by Amendment No. 1 to Loan and Security Agreement, dated May 13, 1998, Amendment No. 2 to Loan and Security Agreement, dated as of June 30, 1998,

Amendment No. 3 to Loan and Security Agreement, dated as of June 24, 1999, Amendment No. 4 to Loan and Security Agreement, dated as of February 25, 2000, Amendment No. 5 to Loan and Security Agreement, dated as of March 8, 2000, Amendment No. 6 to Loan and Security Agreement, dated as of March 17, 2000, Amendment No. 7 to Loan and Security Agreement, dated as of September 29, 2000, Amendment No. 8 to Loan and Security Agreement, dated as of October 31, 2000, Amendment No. 9 to Loan and Security Agreement, dated March 27, 2001, Amendment No. 10 to Loan and Security Agreement, dated as of June 29, 2001, Amendment No. 11 to Loan and Security Agreement, dated as of August 14, 2001, Amendment No. 12 to Loan and Security Agreement, dated as of December 14, 2001, Amendment No. 13 to Loan and Security Agreement, dated March 1, 2002, Amendment No. 14 to Loan and Security Agreement, dated April 22, 2002, Amendment No. 15 to Loan and Security Agreement, dated May 30, 2002, Amendment No. 16 to Loan and Security Agreement, dated March 26, 2003, Amendment No. 17 to Loan and Security Agreement, dated as of even date herewith, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as the same may be amended, supplemented, replaced, refinanced, renewed, extended or restated from time to time, provided that the total principal amount which may be borrowed pursuant to the Revolving Credit Agreement and any such amendment, supplement, replacement, refinancing, renewal, extension or restatement is limited to an amount not in excess of $45 million (including any sublimits for letters of credit).

            "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

            "Securities" means securities designated in the first paragraph of the RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS and any PIK Notes issued in accordance with this Indenture.

            "Security Agreements" means (a) that certain Security Agreement dated as of even date herewith made by the Company in favor of the Trustee for the benefit of the Holders and (b) that certain Master Subsidiary Security Agreement dated as of even date herewith made by EFP Corporation, Lowy Group, Inc., SWK Holdings, Inc., Magnetic Instruments Corp., Morgan Trailer Financial Corporation, Morgan Trailer Financial Management, L.P., Morgan Trailer Mfg. Co., Raider Industries Inc., Truck Accessories Group, Inc., and Universal Brixius, Inc., in favor of the Trustee for the benefit of the Holders, in each case as amended, supplemented, restated or otherwise modified from time to time.

            "Security Collateral" means, collectively, all of the property and assets that are from time to time subject to the Lien of the Security Documents (other than the Company's assets and its subsidiaries' assets securing the Revolving Credit Agreement (including receivables, inventory, cash and cash equivalents, intellectual property and contract rights and other general intangibles) and the property of Universal Brixius, Inc., securing the Brixius Term Loan Agreement), including (i) a pledge of the capital stock of all of the Company's Subsidiaries, other than Morgan Trailer Mfg. Co., (ii) a mortgage on all of the Company's real property (other than leasehold interests), including all additions and improvements and component parts related thereto,
(iii) a security interest in all existing and future furniture, fixtures and equipment owned or leased by the Company, (iv) a security interest in substantially all other personal property not securing the Revolving Credit Agreement, and (v) a collateral assignment of certain contracts not securing the Revolving Credit Agreement.

            "Security Documents" means, collectively, the Mortgages, the Security Agreements, the Pledge Agreements, the Subsidiary Guarantees and all other security agreements, mortgages, deeds of trust, pledges, collateral assignments or other instruments by the Company or any of its Subsidiaries evidencing or creating any security interest in favor of the Trustee in all or any portion of the Security Collateral, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof

            "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

            "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

            "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

            "Subordinated Debt" means all obligations of the type referred to in Clauses (i) through (vi) and Clause (viii) of the definition of Debt, if the instrument creating or evidencing the same or pursuant to which the same is outstanding or another instrument designates such obligations as being subordinated or junior in right of payment to any other Debt of the Company.

            "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

            "Subsidiary Guarantees" means the unconditional Guarantees by the respective Subsidiary Guarantors of the due and punctual payment of principal, premium, if any, and interest on the Securities when and as the same shall become due and payable and in the coin or currency in which the same are payable, whether at Stated Maturity, by declaration of acceleration, call for redemption, purchase or otherwise. As used in any Security Document and opinions of counsel delivered in connection therewith, the term "Subsidiary Guarantee" shall mean that certain Subsidiary Guarantee dated as of even date herewith made by the Subsidiary Guarantor in favor of the Trustee and Holders.

            "Subsidiary Guarantor" means each of EFP Corporation, a Delaware corporation, Lowy Group, Inc., a Delaware corporation, SWK Holdings, Inc., a Texas corporation, Magnetic Instruments Corp., a Delaware corporation, Morgan Trailer Financial Corporation, a Nevada corporation, Morgan Trailer Financial Management, L.P., a Texas limited partnership, Morgan Trailer Mfg. Co., a New Jersey corporation, Raider Industries Inc., a corporation incorporated under the laws of Saskatchewan, Canada, Truck Accessories Group, Inc., a Delaware corporation, and Universal Brixius, Inc., a Wisconsin corporation, and all future direct and indirect subsidiaries of the Company, other than Beltrami Door Company, a Delaware corporation and Acero-Tec, S.A. de C.V., a corporation incorporated under the laws of Monterrey, Nuevo Leon, Mexico, that are required to become or become a guarantor of the Securities pursuant to Section 1305 of this Indenture.

            "Tangible Assets" of any Person means, at any date, the gross book value as shown by the accounting books and records of such Person of all its property both real and personal, less (i) the net book value of all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (ii) unamortized Debt discount and expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and
(iv) all other proper reserves which in accordance with GAAP should be provided in connection with the business conducted by such Person.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter Trustee shall mean such successor Trustee.

            "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

            "U.S. Government Obligations" has the meaning specified in Section 1204.

            "Unrestricted Subsidiary" means (1) any Subsidiary designated as such by the Board of Directors as set forth below where (a) neither the Company nor any of its other Subsidiaries (other than any Unrestricted Subsidiary) (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or
(ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or its other Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment of such other Debt of the Company or its other Subsidiaries to be accelerated or payable prior to its final scheduled maturity and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors shall not designate any Restricted Subsidiary to be an Unrestricted Subsidiary. The Company, by action of the Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that, immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt pursuant to the first paragraph under Section 1008. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

            "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

            "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares and other than shares issued pursuant to an Incentive Arrangement) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 102. Compliance Certificates and Opinions.

            Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or this Indenture. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

            (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders: Record Date.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

            (d) The ownership of Securities shall be proved by the Security Register.

            (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, Etc., to Trustee, Company, and Subsidiary Guarantors.

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (1) the Trustee by any Holder or by the Company or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

            (2) the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, in the case of the Company, to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company and, in the case of any Subsidiary Guarantor, to it at the address of the Company's principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by such Subsidiary Guarantor.

SECTION 106. Notice to Holders; Waiver.

            Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Conflict with Trust Indenture Act.

            If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

            All covenants and agreements in this Indenture by the Company or any Subsidiary Guarantor shall bind its respective successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

            Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, the Deed Trustee under
Section 114 of this Indenture and
their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.

            This Indenture, the Securities and the Subsidiary Guarantees endorsed thereon shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 113. Legal Holidays.

            In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, provided that, to the extent such payment is so made on such next succeeding Business Day, no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Purchase Date or Stated Maturity, as the case may be.

SECTION 114. Deed Trustee.

            The Deed Trustee shall be entitled to all of the rights, privileges and immunities provided to the Trustee in Article VI of this Indenture as though granted directly to the Trustee.

                                  ARTICLE TWO

                     Security and Subsidiary Guarantee Forms

SECTION 201. Forms Generally.

            The Securities, the Subsidiary Guarantees to be endorsed thereon and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities or Subsidiary Guarantees, as the case may be, as evidenced by their execution of such Securities or Subsidiary Guarantees, as the case may be.

            The definitive Securities and Subsidiary Guarantees to be endorsed thereon shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities or Subsidiary Guarantees, as the case may be, as evidenced by their execution of such Securities or Subsidiary Guarantees, as the case may be.

SECTION 202. Form of Face of Security.

                          J. B. POINDEXTER & CO., INC.
                       12.50% SENIOR SECURED NOTE DUE 2007

                     GUARANTEED AS TO PAYMENT OF PRINCIPAL,
                    PREMIUM, IF ANY, AND INTEREST BY CERTAIN
                  SUBSIDIARIES OF J. B. POINDEXTER & CO., INC.

No. __________                                                      $___________

            J. B. Poindexter & Co., Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the Company, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________ or registered assigns, the principal sum of ________________ Dollars on May 15, 2007 and to pay interest thereon from May 15, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 of each year, commencing November 15, 2003, at the rate of 12.50% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 12.50% per annum on any overdue principal and premium, if any, and on any overdue installment of interest until paid. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            If, on May 15, 2005, the Company has not retired (either through tender offers or redemptions) at least an aggregate of $7.5 million principal amount of the Securities (less any cash amounts paid to tendering holders in the Exchange Offer pursuant to which this Security is originally issued) since May 15, 2003, the interest rate on the Securities will increase by 2.0% until the Interest Payment Date immediately succeeding the one-year anniversary of the date on which the Company has repaid at least $7.5 million principal amount of Securities (less any cash amounts paid to tendering holders in the Exchange Offer pursuant to which this Security is originally issued) since May 15, 2003. If on May 15, 2006, the Company has not retired (either through tender offers or redemptions) at least an aggregate of $15 million principal amount of the Securities (less any cash amounts paid to tendering holders in the Exchange Offer pursuant to which this Security is originally issued) since May 15, 2003, the interest rate on the Securities will increase by an additional 2.5% from the interest rate then in effect until the Interest Payment

Date immediately succeeding the one-year anniversary of the date on which the Company has repaid at least $15.0 million principal amount of Securities (less any cash amounts paid to tendering holders in the Exchange Offer pursuant to which this Security is originally issued) since May 15, 2003.

            Interest will be payable in cash, provided that, at the option of the Company (the "PIK Option"), exercisable by not less than 10 days' prior written notice to the Trustee and Holders, the Company may pay up to half of the Interest payable on any three of the first five interest payment dates (November 15, 2003, May 15 and November 15, 2004 and May 15 and November 15, 2005) in additional Securities identical to the Securities (the "PIK Notes") with a principal amount equal to 112.5% of the amount of cash that would have otherwise been payable as such interest. The Company may not exercise the PIK Option with respect to any interest payment after the Company has made any Restricted Payments pursuant to Section 1010 of the Indenture.

            Payment of the principal of (and premium, if any) and interest on this Security will be made from the office or agency of the Paying Agent maintained for that purpose in Wilmington, Delaware, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                       J. B. POINDEXTER & CO.,
INC.

                                       By
                                          --------------------------------------
                                          Title:
Attest:


-------------------------------
Title:

SECTION 203. Form of Reverse of Security.

            This Security is one of a duly authorized issue of Securities of the Company designated as its 12.50% Senior Secured Notes due 2007 (herein called the "Securities"), unlimited in aggregate principal amount, issued and to be issued under an Indenture, which term shall include any PIK Notes, as defined below, dated as of June 10, 2003 (herein called the "Indenture"), among the Company, the Subsidiary Guarantors named therein and Wilmington Trust Company, acting hereunder not in its individual capacity but solely as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

            The Securities are subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice by mail, at any time prior to Stated Maturity, as a whole or in part, in the amounts of $100 or an integral multiple of $100 at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to (but excluding) the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

            The Securities do not have the benefit of any sinking fund obligations.

            In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

            The Indenture provides that, subject to certain conditions, if (i) a Change of Control occurs, or (ii) certain Net Available Proceeds are available to the Company as a result of Asset Dispositions, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

            As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under this Security are guaranteed pursuant to Subsidiary Guarantees endorsed hereon and as provided in the Indenture. Each Holder, by holding this Security, agrees to all of the terms and provisions of said Guarantees. The Indenture provides that a Subsidiary Guarantor shall be released from its Subsidiary Guarantee upon compliance with certain conditions.

            The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the

Subsidiary Guarantors and the rights of the Holders of the Securities under the Indenture at any time by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company or the Subsidiary Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in Wilmington, Delaware, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors, or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

            Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

            All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 1015, 1016 or 1017 of the Indenture, check the box:

            If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 1015, 1016 or 1017 of the Indenture, state the amount: $

Dated:                                 Your Signature:__________________________
                                       (Sign exactly as name appears on the
                                       other side of this Security)

Signature Guarantee:__________________________________________
                    (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)

SECTION 204. Form of Trustee's Certificate of Authentication.

            This is one of the Securities with the Subsidiary Guarantees endorsed thereon referred to in the within-mentioned Indenture.

                                       WILMINGTON TRUST COMPANY,

                                       Not In Its Individual Capacity But
                                       Solely As Trustee

                                       By
                                          --------------------------------------
                                          Authorized Officer

SECTION 205. Form of Guarantee.

                              SUBSIDIARY GUARANTEE

            THIS SUBSIDIARY GUARANTEE (this "Subsidiary Guarantee") is made as of the 10th day of June, 2003, by the undersigned Subsidiary Guarantors in favor of the Trustee (as defined below) and Holders (as defined in the Indenture described below).

            Reference is hereby made to that certain Indenture relating to the 12.50% Senior Secured Notes due 2007 dated as of June 10, 2003 by and among J.B. Poindexter & Co., Inc., a Delaware corporation (the "Company"), Wilmington Trust Company, not in its individual capacity but solely as trustee (the "Trustee"), and the undersigned Subsidiary Guarantors (as amended, restated or otherwise modified or replaced from time to time, the "Indenture"). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.

            For value received, each of the Subsidiary Guarantors listed below hereby jointly and severally unconditionally guarantees to each Holder of each Security authenticated and delivered by the Trustee in accordance with the Indenture, and to the Trustee on behalf of each such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on each such Security when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, according to the terms thereof and of the Indenture referred to therein; provided, however, that each such Subsidiary Guarantor shall be liable under this Subsidiary Guarantee for the maximum amount of such liability that can be hereby incurred without rendering this Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. In case of the failure of the Company punctually to make any such payment, each of the Subsidiary Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Company.

            Each of the Subsidiary Guarantors hereby jointly and severally agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or the Indenture, the absence of any action to enforce the same, or any release or amendment or waiver of any term of any other Guarantee of, or any consent to departure from any requirement of any other Guarantee of all or of any of the Securities, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of the Bankruptcy Code, 11 U.S.C. Sections 101-1330, as amended (the "Bankruptcy Code") of the application of Section 1111(b)(2) of the Bankruptcy Code, any borrowing or grant of a security interest by the Company, as debtor-in-possession, under Section 364 of the Bankruptcy Code, the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Securities, any waiver or consent by the Holder of such Security or by the Trustee or either of them with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the Debt evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in such Security and in this Subsidiary Guarantee. Each of the Subsidiary Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Security, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against each of the Subsidiary Guarantors to enforce this Subsidiary Guarantee without first proceeding against the Company. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

            No reference herein to the Indenture and no provision of this Subsidiary Guarantee or of the Indenture shall alter or impair the Subsidiary Guarantee of any Subsidiary Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Security upon which this Subsidiary Guarantee is endorsed.

            Each Subsidiary Guarantor shall be subrogated to all rights of the Holder of a Security against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of this Security pursuant to the provisions of this Subsidiary Guarantee or the Indenture; provided, however, that such Subsidiary Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on this Security and all Securities issued under the Indenture shall have been paid in full.

            This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

            The Subsidiary Guarantors or any particular Subsidiary Guarantor shall be released from this Subsidiary Guarantee upon the terms and subject to certain conditions provided in the Indenture.

            By delivery of a supplemental indenture to the Trustee in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of the

Indenture will be deemed to have executed and delivered this Subsidiary Guarantee for the benefit of the Holder of this Security with the same effect as if such Subsidiary Guarantor was named below. All terms used in this Subsidiary Guarantee which are defined in the Indenture referred to in the Security upon which this Subsidiary Guarantee is endorsed shall have the meanings assigned to them in such Indenture.

            This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

            Reference is made to Article Thirteen of the Indenture for further provisions with respect to this Subsidiary Guarantee.

            THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Subsidiary Guarantee to be duly executed.

                                       EFP Corporation
                                       Lowy Group, Inc.
                                       Magnetic Instruments Corp.
                                       Morgan Trailer Mfg. Co.
                                       SWK Holdings, Inc.
                                       Truck Accessories Group, Inc.
                                       Universal Brixius, Inc.
                                       Each as Subsidiary Guarantor


                                       By:
                                          --------------------------------------
                                          Title:
Attest:______________________________

                                       Morgan Trailer Financial Corporation

                                       By:
                                          --------------------------------------
                                          Title:

Attest:______________________________

                                       Morgan Trailer Financial Management, L.P.

                                       BY: Morgan Trailer Mfg. Co., its
                                           general partner


                                       By:
                                          --------------------------------------
                                          Title:

Attest:______________________________

                                       Morgan Trailer Financial Corporation

                                       By:
                                          --------------------------------------
                                          Title:

Attest:______________________________

                                       Raider Industries Inc.

                                       By:
                                          --------------------------------------
                                          Title:

Attest:______________________________


                                 ARTICLE THREE

                                 The Securities

SECTION 301. Title and Terms.

            The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

            The Securities shall be known and designated as the "12.50% Senior Secured Notes due 2007" of the Company. Their Stated Maturity shall be May 15, 2007 and they shall bear interest at the rate of 12.50% per annum, from May 15, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on May 15 and November 15, commencing November 15, 2003, until the principal thereof is paid or made available for payment.

            If, on May 15, 2005, the Company has not retired (either through tender offers or redemption) at least an aggregate of $7.5 million principal amount of the Securities (less any cash amounts paid to tendering holders in the Exchange Offer pursuant to which this Security is originally issued) since May 15, 2003, the interest rate on the Securities will increase by 2.0% until the Interest Payment Date immediately succeeding the one-year anniversary of the date on which the Company has repaid at least $7.5 million principal amount of Securities (less any cash amounts paid to tendering holders in the Exchange Offer pursuant to which this Security is originally issued) since May 15, 2003. If on May 15, 2006, the Company has not retired (either through tender offers or redemptions) at least an aggregate of $15 million principal amount of the Securities (less any cash amounts paid to tendering holders in the Exchange Offer pursuant to which this Security is offered) since May 15, 2003, the interest rate on the Securities will increase by an additional 2.5% from the interest rate then in effect until the Interest Payment

Date immediately succeeding the one-year anniversary of the date on which the Company has repaid at least $15.0 million principal amount of Securities (less any cash amounts paid to tendering holders in the Exchange Offer pursuant to which this Security is offered) since May 15, 2003.

            Interest will be payable in cash, provided that, at the option of the Company, exercisable by not less than 10 days' prior written notice to the Trustee and the Holders, the Company may pay up to half of the Interest payable on any three of the first five interest payment dates (November 15, 2003, May 15 and November 15, 2004 and May 15 and November 15, 2005) in PIK Notes with a principal amount equal to 112.5% of the amount of cash that would have otherwise been payable as such interest. The Company may not exercise the PIK Option with respect to any interest payment after the Company has made any Restricted Payments pursuant to Section 1010 of this Indenture.

            The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company in Wilmington, Delaware maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

            The Securities shall be redeemable as provided in Article Eleven.

            The Securities shall be subject to defeasance at the option of the Company as provided in Article Twelve.

            The Securities shall be Guaranteed by the Subsidiary Guarantors as provided in Article Thirteen.

SECTION 302. Denominations.

            The Securities shall be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

            The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

            Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

            At any time and from time to time after the execution and delivery of this Indenture, the Company, having endorsed thereon the Subsidiary Guarantee executed under

Section 1302 by the Subsidiary Guarantors, may deliver Securities executed by the Company to the Authenticating Agent for authentication, together with a Company Order for the authentication and delivery of such Securities with the Subsidiary Guarantee of the Subsidiary Guarantors endorsed thereon; provided, however, that after $85 million aggregate principal amount of Securities have been authenticated (other than Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906 or 1108 or in connection with an Offer to Purchase pursuant to Section 1015, 1016 or 1017), such Company Order shall be accompanied by an Officers' Certificate demonstrating that the issuance of the Securities is in compliance with Section 1008 hereof; and the Authenticating Agent in accordance with such Company Order shall authenticate and deliver such Securities with the Subsidiary Guarantee of the Subsidiary Guarantors endorsed thereon as in this Indenture provided and not otherwise.

            Each Security shall be dated the date of its authentication.

            No Security or Subsidiary Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security and Subsidiary Guarantee endorsed thereon have been duly authenticated and delivered hereunder.

SECTION 304. Temporary Securities.

            Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and having endorsed thereon the Subsidiary Guarantees substantially of the tenor of the definitive Subsidiary Guarantees in lieu of which they are issued duly executed by the Subsidiary Guarantors and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities and Subsidiary Guarantees may determine, as evidenced by their execution of such Securities and Subsidiary Guarantees.

            If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder.

            Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations and like tenor having endorsed thereon Subsidiary Guarantees executed by the Subsidiary Guarantors. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305. Registration, Registration of Transfer and Exchange.

            The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Paying Agent" and "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

            Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and tenor, each such Security having endorsed thereon the Subsidiary Guarantee of the Subsidiary Guarantors.

            At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, and tenor, and having the Subsidiary Guarantee endorsed thereon executed by each Subsidiary Guarantor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

            All Securities and the Subsidiary Guarantees endorsed thereon issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the respective Subsidiary Guarantors, evidencing the same debt and Subsidiary Guarantees, and entitled to the same benefits under this Indenture, as the Securities and the Subsidiary Guarantees endorsed thereon surrendered upon such registration of transfer or exchange.

            Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of, transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1108 or in accordance with any Offer to Purchase pursuant to Section 1015, 1016 or 1017 not involving any transfer.

            The Company shall not be required (i) to issue, authenticate, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under

Section 1104 and ending at the close of business on the day of such mailing, or
(ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

            If any mutilated Security is surrendered to the Trustee, the Company shall execute, the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon and the Trustee shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

            If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them, each Subsidiary Guarantor and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, having endorsed thereon the Subsidiary Guarantees of the Subsidiary Guarantors and bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

            Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, and the Subsidiary Guarantee endorsed thereon, shall constitute an original additional contractual obligation of the Company and the respective Subsidiary Guarantors, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

            Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

            Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Company shall, with the consent of the Trustee, fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2). If the Company fails to set a Special Record Date or cause notice to holders, the Trustee, in the name of and at the expense of the Company, may elect to carry out the foregoing provisions.

            (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Persons Deemed Owners.

            Prior to due presentment of a Security for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any agent of the Company, the Subsidiary Guarantors or the Trustee shall be affected by notice to the contrary.

SECTION 309. Cancellation.

            All Securities surrendered for payment, redemption, registration of transfer or exchange or any Offer to Purchase pursuant to Section 1015, 1016 or 1017 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall pursuant to Company Order be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee pursuant to Company Order. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order or pursuant to business practices of the Trustee.

SECTION 310. Computation of Interest.

            Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311. PIK Notes.

            If the Company pays interest payable on the Securities in the form of PIK Notes, the PIK Notes shall be issued in denominations of $100 principal amount and integral multiples thereof. The amount of PIK Notes issued will be rounded down to the nearest $100 with any fractional amount paid in cash.

                                  ARTICLE FOUR

                           Satisfaction and Discharge

SECTION 401. Satisfaction and Discharge of Indenture.

            This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

            (1) either

                  (A) all Securities theretofore authenticated and delivered
            (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and
            (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                  (B) all such Securities not theretofore delivered to the
            Trustee for cancellation

                  (i) have become due and payable, or

                  (ii) will become due and payable at their Stated Maturity within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or a Subsidiary Guarantor, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

            (2) the Company or a Subsidiary Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and the Subsidiary Guarantor; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 607 and the obligations of the Trustee to any Authenticating Agent under Section 614 shall survive.

SECTION 402. Application of Trust Money.

            Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), and interest for whose payment such money has been deposited with the Trustee; subject to payment to the Trustee of any unpaid amount owing to it hereunder.

                                  ARTICLE FIVE

                                    Remedies

SECTION 501. Events of Default.

            "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any Court or any order, rule or regulation of any administrative governmental body):

            (1) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

            (2) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

            (3) default on the applicable Purchase Date, in the purchase of Securities required to be purchased pursuant to an Offer to Purchase by the covenants described under Sections 1013, 1015, 1016 and 1017 in accordance with the terms of such Offer to Purchase; or

            (4) default in the performance, or breach, of Section 801 of this Indenture, and which continues for 30 days; or

            (5) default in the performance, or breach, of any covenant or agreement of the Company in this Indenture (other than a representation, covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) or Security Documents and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default;" or

            (6) a default or defaults under any bond, debenture, note or other evidence of Debt by the Company or any Restricted Subsidiary of the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt of the Company or any such Restricted Subsidiary with a principal amount then outstanding, individually or in the aggregate, in excess of $5 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall constitute a failure to pay any portion of the principal of such Debt when due and payable at maturity after the expiration of any applicable grace period with respect thereto or shall have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

            (7) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an amount in excess of $5 million by a court or courts of competent jurisdiction, which judgments remain undischarged or unstayed for a period of 60 days after the date on which the right to appeal all such judgments has expired; or

            (8) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any such Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Restricted Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Restricted Subsidiary or of any substantial part of the property of the Company or any such Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

            (9) the commencement by the Company or any Restricted Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary of the Company, or the filing by the Company or any such Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any such Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary of the Company or of any substantial part of the property of the Company or any Restricted Subsidiary of the Company, or the making by the Company or any Restricted Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any such Restricted Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Restricted Subsidiary in furtherance of any such action; or

            (10) except as permitted by this Indenture and the Securities, the cessation of effectiveness of any Subsidiary Guarantee as against any Subsidiary Guarantor, or the finding by any judicial proceeding that any such Subsidiary Guarantee is, as to any Subsidiary Guarantor, unenforceable or invalid or the written denial or disaffirmation by any Subsidiary Guarantor of its Obligations under its Subsidiary Guarantee; or

            (11) if any event occurs which adversely affects or impairs the perfection of the lien or security interest evidenced by a Security Document, and such event remains uncured for a period of thirty (30) days after written notice thereof from the Trustee to the Company.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

            If an Event of Default (other than an Event of Default specified in Section 501(8) or (9)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company and to the Trustee if given by Holders, and upon any such declaration such principal and any accrued interest shall become immediately due and payable. If an Event of Default specified in Section 501(8) or (9) occurs, the principal of and any accrued interest on the Securities then Outstanding shall ipso facto become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.

            At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

            (1) the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay

                  (A) all overdue interest on all Securities,

                  (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the Securities,

                  (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided by the Securities, and

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         and

            (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

            The Company covenants that:

            (1) if default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days; or

            (2) if default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof; or

            (3) to enforce the performance of any provision of the Securities, this Indenture or the Security Documents,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, in the case of (1) or (2) above, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, in the case of (1), (2) or (3) above, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            If the Company fails to pay such amounts promptly upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, any Subsidiary Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Subsidiary Guarantor or any other obligor upon the Securities, wherever situated.

            If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

            In case of any judicial proceeding relative to the Company, any Subsidiary Guarantor or any other obligor upon the Securities, or the property of the Company or its creditors or of any Subsidiary Guarantor or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

            No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

            All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

            Any money or other property collected by the Trustee pursuant to this Article shall be applied, unless otherwise required by law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or other property on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
            Section 607; and

                  SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money or other property has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

SECTION 507. Limitation on Suits.

            No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities.

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

            Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or in the case of an Offer to Purchase made by the Company and required to be accepted as to such Security, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

            The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

            (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

            (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,

provided, further, that subject to the provisions of this Indenture relating to the duties of the Trustee to provide notice in case an Event of Default will occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

SECTION 513. Waiver of Past Defaults.

            The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

            (1) in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

            (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or any Subsidiary Guarantor or in any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity expressed in such Security (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase made by the Company and required to be accepted as to such Security, on or after the Purchase Date).

SECTION 515. Waiver of Stay or Extension Laws.

            Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   The Trustee

SECTION 601. Certain Duties and Responsibilities.

            The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Six.

SECTION 602. Notice of Defaults.

            The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(5) , no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603. Certain Rights of Trustee.

            Subject to the provisions of Section 601:

            (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

            (d) the Trustee may consult with counsel and agents and the advice of such counsel and agents or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours and, if no Event of Default has occurred and is continuing, upon prior notice to the Company or such Subsidiary Guarantor the books, records and premises of the Company or any Subsidiary Guarantor, personally or by agent or attorney;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed in good faith by it hereunder;

            (h) the Trustee shall not have any duty or liability with respect to the administration of the assets pledged under the Security Documents or the investment of property pledged to the Trustee, and no implied obligations shall be inferred from this Indenture on the part of the Trustee, and the Trustee shall not be liable for the acts or omissions of the Company nor shall the Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Company;

            (i) the Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Indenture, and the Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence;

            (j) the Trustee shall not be personally liable for any error of judgment made in good faith by an officer or employee of the Trustee;

            (k) the Trustee shall have no duty with respect to the pledged assets to (i) effect any recording or filing of this Indenture, any other document, any other instrument or document described in this Indenture, any supplement to any thereof or any security interest or lien or to see to the maintenance of any such documentation, recording or filing; (ii) insure or to effect or maintain any such insurance in connection with assets related hereto; (iii) effect the payment or discharge of any tax, assessment or any governmental charge or any lien assessed or levied against any part of such assets or make or prepare any reports or returns related thereto, or execute and/or file any such reports or returns; or
      (iv) control, use, sell, dispose of or otherwise deal with any part of such assets; and

            (l) the Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Indenture shall look only to the property held in trust for payment or satisfaction thereof.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

            The recitals contained herein and in the Securities and the Subsidiary Guarantees endorsed thereon, except the Trustee's certificates of authentication, shall be taken as the statements of the Company or the Subsidiary Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or of the Subsidiary Guarantees. The

Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

            The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or any Subsidiary Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company or any Subsidiary Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

            Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company or any Subsidiary Guarantor, as the case may be.

SECTION 607. Compensation and Reimbursement.

            The Company agrees

            (1) to pay to the Trustee pursuant to a separate fee agreement with the Trustee reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

            (3) to indemnify the Trustee (not in its individual capacity but solely as trustee) and its officers, directors, employees and agents (the "Indemnified Parties") for, and to hold the Indemnified Parties harmless against, any loss, liability, cost or expense incurred without gross negligence or bad faith on such Indemnified Parties' part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending such Indemnified Party against any claim or liability in connection with the exercise or performance of any of such Indemnified Parties' powers, role or duties hereunder.

SECTION 608. Disqualification; Conflicting Interests.

            If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609. Corporate Trustee Required; Eligibility.

            There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $25,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

            (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

            (d) If at any time:

            (1) the Trustee shall fail to comply with Section 608 (or resolve such conflict pursuant to Section 608 within a reasonable amount of time) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

            (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

            (3) the Trustee shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (e) If the Trustee shall resign or be removed, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation or removal, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

            Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, each Subsidiary Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company, any Subsidiary Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company and the Subsidiary Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Company.

            If and when the Trustee shall be or become a creditor of the Company, the Subsidiary Guarantors or any other obligor upon the Securities, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company, the Subsidiary Guarantors or any such other obligor.

SECTION 614. Appointment of Authenticating Agent.

            The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $25,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

            Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and the Subsidiary Guarantors and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

            The Trustee may agree to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

            If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

            This is one of the Securities with the Subsidiary Guarantees endorsed thereon described in the within-mentioned Indenture.

                                       WILMINGTON TRUST COMPANY,
                                                                      As Trustee

                                       By
                                          --------------------------------------
                                                         As Authenticating Agent

                                       By
                                          --------------------------------------
                                                           As Authorized Officer


                                 ARTICLE SEVEN

                Holders' Lists and Reports by Trustee and Company

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

            The Company will furnish or cause to be furnished to the Trustee

            (a) semi-annually, not more than 5 days after each Regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

            (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 5 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702. Preservation of Information; Communications to Holders.

            (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

            (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and duties of the Trustee, shall be provided by the Trust Indenture Act.

            (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Subsidiary Guarantors and the Trustee that neither the Company, the Subsidiary Guarantors nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703. Reports by Trustee.

            (a) The Trustee shall transmit to Holders and the Company such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

            (b) A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission, and with the Subsidiary Guarantors, all at the Company's expense. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 704. Reports by Company and the Subsidiary Guarantors.

            The Company and each of the Subsidiary Guarantors shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                 ARTICLE EIGHT

                           Merger, Consolidation, Etc.

SECTION 801. Mergers, Consolidations and Certain Sales and Purchases of Assets by the Company.

            The Company (a) shall not consolidate with or merge into any other Person or permit any other person to consolidate with or merge into the Company;
(b) shall not, directly or
indirectly, in a single transaction or through a series of related transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons; (c) shall not, and shall not permit any Restricted Subsidiary of the Company to, acquire Capital Stock or other ownership interests of any other Person such that such Person becomes a Subsidiary of the Company; and (d) shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, purchase, lease or otherwise acquire (including by way of merger or consolidation) (i) all or substantially all of the property and assets of any Person as an entirety or (ii) any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person, unless, in any such transaction:

            (1) in the case the Company shall consolidate with or merge into another Person or shall directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Company as an entirety (for purposes of this Article Eight, a "Successor Company") shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

            (2) immediately after giving effect to such transaction and treating any Debt that becomes an obligation of the Company or a Restricted Subsidiary of the Company as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of such transaction, no Event of Default, and no event which, after giving of notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

            (3) immediately after giving effect to such transaction, and treating any Debt that becomes an obligation of the Company or any Restricted Subsidiary as a result of such transaction as having been Incurred at the time of such transaction, the Company or the Successor Company could Incur at least $1.00 of additional Debt pursuant to the first paragraph of Section 1008;

            (4) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company and its Restricted Subsidiaries or, if applicable, the Successor Company, shall be equal to or greater than the Consolidated Net Worth of the Company and its Restricted Subsidiaries immediately prior to such transaction;

            (5) if, as a result of any such transaction, property and assets of the Company or any of its Restricted Subsidiaries would become subject to a Lien which would not be permitted by Section 1012, the Company or, if applicable, the Successor Company, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) any Debt secured by such Lien; and

            (6) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or acquisition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, and, with respect to such Officer's Certificate, setting forth the manner of determination of the Consolidated Net Worth and the ability to Incur Debt in accordance with Clause (3) of Section 801, of the Company or, if applicable, of the Successor Company as required pursuant to the foregoing.

SECTION 802. Mergers, Consolidations and Certain Sales of Assets by Subsidiary Guarantors.

            Except in a transaction constituting an Asset Disposition to a Person other than the Company or a Restricted Subsidiary of the Company, each Subsidiary Guarantor shall not, and the Company shall not permit any Subsidiary Guarantor to, (i) consolidate with or merge into any other Person, or permit any other Person to consolidate with or merge into such Subsidiary Guarantor (other than, in any such case, the Company or another Subsidiary Guarantor) or (ii) directly or indirectly, in a single transaction or through a series of related transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons as an entirety unless, in any such transaction:

            (1) such transaction complies with Section 1015 of this Indenture;

            (2) in the case such Subsidiary Guarantor shall consolidate with or merge into another Person or shall directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of the properties and assets as an entirety, the Person formed by such consolidation or into which such Subsidiary Guarantor is merged or the Person which acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of such Subsidiary Guarantor as an entirety (for purposes of this Article Eight, a "Successor Subsidiary Guarantor") shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and, if not the Company or another Subsidiary Guarantor, shall expressly assume by an indenture supplemental hereto executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of all obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture and the performance of every covenant of this Indenture on the part of such Subsidiary Guarantor to be performed or observed; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or acquisition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 803. Successor Substituted.

            (a) Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company as an entirety in accordance with Section 801, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Security Documents with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Security Documents and the Securities.

            (b) Upon any consolidation of a Subsidiary Guarantor with, or merger of such Subsidiary Guarantor into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor as an entirety in accordance with
Section 802, except in a transaction constituting an Asset Disposition to a Person other than the Company or a Restricted Subsidiary of the Company, the Successor Subsidiary Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture with the same effect as if such successor Person had been named as a Subsidiary Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, its Subsidiary Guarantee and the Securities.

                                  ARTICLE NINE

                             Supplemental Indentures

SECTION 901. Supplemental Indentures Without Consent of Holders.

            Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors, when authorized by resolutions of their respective boards of directors (certified copies of which shall be furnished to the Trustee) and the Trustee, at any time and from time to time, may enter into one or more indentures or Security Documents supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes

            (1) to evidence the succession of another Person to the Company or any Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company or any Subsidiary Guarantor herein and in the Securities or the Subsidiary Guarantees, as the case may be; or

            (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

            (3) to secure the Securities pursuant to the requirements of Section 1012 or otherwise; or

            (4) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

            (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this Clause (5) shall not adversely affect the interests of the Holders in any material respect; or

            (6) to add new Subsidiary Guarantors pursuant to Section 1305.

SECTION 902. Supplemental Indentures with Consent of Holders.

            With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors, when authorized by resolutions of their respective boards of directors (certified copies of which shall be furnished to the Trustee) and the Trustee may enter into one or more indentures or Security Documents supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Security Documents or of modifying in any manner the rights of the Holders under this indenture; provided, however, that no such supplemental indenture or supplement to the Security Documents shall, without the consent of the Holder of each Outstanding Security affected thereby,

            (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase which has been made, on or after the applicable Purchase Date), or

            (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

            (3) modify any of the provisions of this Section, Section 902 or
      Section 1022, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or


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
            (4) following the mailing of an Offer with respect to an Offer to Purchase pursuant to Section 1015, 1016 or 1017, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner adverse to such Holder, or

            (5) adversely affect the validity of the Subsidiary Guarantees or the Subsidiaries of the Company required to provide Subsidiary Guarantees, or

            (6) affect the validity or priority of the security interests with respect to the Security Collateral or the classes or types of assets which comprise the Security Collateral, or

            (7) amend the second sentence of the definition of "Unrestricted Subsidiary."

            It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

            In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

            Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

            Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906. Reference in Securities to Supplemental Indentures.

            Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company and the Subsidiary Guarantors shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and the Subsidiary Guarantees endorsed thereon


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
may be executed by the Subsidiary Guarantors and such new Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE TEN

                                    Covenants

SECTION 1001. Payment of Principal, Premium and Interest.

            The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency.

            The Company will maintain in Wilmington, Delaware an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Subsidiary Guarantor in respect of the Securities, any Subsidiary Guarantee endorsed thereon and this Indenture may be served. The Company and the Subsidiary Guarantors will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company or any Subsidiary Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company and each Subsidiary Guarantor hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Security Payments to be Held in Trust.

            If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

            Whenever the Company shall have one or more Paying Agents, it will, no later then 11:00 AM New York city time on the due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the


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
Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

            The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

            (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

            (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

            (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Existence.

            Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Company and each Subsidiary Guarantor; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors


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
of the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1005. Maintenance of Properties.

            The Company will cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors in good faith, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1006. Payment of Taxes and Other Claims.

            The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1007. Maintenance of Insurance.

            The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

SECTION 1008. Limitation on Consolidated Debt and Preferred Stock.

            The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt unless, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the net proceeds thereof, (i) no default or Event of Default will have occurred or be continuing and (ii) the Consolidated EBITDA Coverage Ratio of the Company and its Restricted Subsidiaries for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the Incurrence of such Debt, calculated on a pro forma basis (including a pro forma application of proceeds of such Debt and the earnings of any business acquired by the Company with the proceeds of such Debt) as if such Debt had been Incurred at the beginning of such four full fiscal quarters, would be greater than 2.00 to 1;


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
provided that the proceeds of any such Incurrence of Debt may only be used for capital expenditures (including Capital Leases).

            The Company shall not issue any Preferred Stock that (i) requires that dividends be paid or distribution be made in respect of such Preferred Stock or to the holders of Preferred Stock (other than dividends or distributions payable solely in (a) shares of Capital Stock (other than Disqualified Stock) or (b) in options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock)) or (ii) would constitute Disqualified Stock.

            Notwithstanding the foregoing paragraphs, the Company may, and may permit any Restricted Subsidiary to, Incur the following permitted debt ("Permitted Debt"):

            (i) Debt under the Revolving Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $45 million, less the aggregate amount then outstanding and available under any revolving credit agreement or similar arrangement of a Subsidiary Guarantor permitted under Section 1009(i);

            (ii) Debt owed by the Company or any Wholly Owned Restricted Subsidiary of the Company to the Company or any Wholly Owned Restricted Subsidiary of the Company (provided that such Debt is at all times either held by the Company or a Wholly Owned Restricted Subsidiary of the Company or, in the case of Debt represented by an Intra-Company Note, payable to the Company and pledged to secure Debt under the Revolving Credit Agreement); provided, however, that for purposes of this Section 1008, upon either (x) the transfer or other disposition by such Wholly Owned Restricted Subsidiary of the Company of any Debt so permitted to a Person other than the Company or another Wholly Owned Restricted Subsidiary of the Company or (y) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly Owned Restricted Subsidiary to a Person other than the Company or another such Wholly Owned Restricted Subsidiary, the provisions of this Clause (ii) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

            (iii) Debt the proceeds of which are used solely to refinance the Securities or any other Debt outstanding on the date of the Indenture, or to refinance Debt Incurred subsequent to the date of the Indenture (other than in reliance on Clauses (i), (ii), (iv), (v), (vi) or (vii) of this
      Section 1008) in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced; provided, however, that (A) in the case of any refinancing or refunding of Debt which is pari passu to the Securities, the refinancing Debt is Subordinated Debt or is made pari passu to the Securities, (B) in the case of any refinancing of Debt which is Subordinated Debt, the refinancing Debt is made subordinate to the Securities at least to the same extent as the Debt being refinanced, (C) in all cases, such refinancing Debt does not have an Average Life or final maturity less than the Average Life or final maturity, respectively, of the Debt being refinanced and (D) the interest rate on such refinancing Debt is not greater than the interest rate of the Debt being refinanced;


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
            (iv) obligations in respect of industrial revenue bonds, pollution control bonds or other similar tax-exempt instruments financing facilities or operations of the Company or any of its Restricted Subsidiaries;

            (v) interest rate swaps, caps, collars and similar arrangements hedging Debt permitted under this Indenture and having a notional amount not to exceed the principal amount of the Debt being hedged;

            (vi) any PIK Notes;

            (vii) until the date that is 60 days after the date hereof, an aggregate of up to $2,000,000 principal amount of Securities in exchange for Old Securities not tendered in the Exchange Offer; and

            (viii) Debt of Universal Brixius, Inc. under the Brixius Term Loan Agreement in an aggregate principal amount not to exceed $1,793,000 which debt is due on March 31, 2007.

SECTION 1009. Limitation on Restricted Subsidiary Debt and Preferred Stock.

            The Company shall not permit any Restricted Subsidiary of the Company to Incur or suffer to exist any Debt or issue any Preferred Stock except:

            (i) Debt of a Subsidiary Guarantor under a revolving credit agreement or similar arrangement, provided that the aggregate principal amount outstanding and available under all such agreements and arrangements, together with the aggregate principal amount outstanding and available under the Revolving Credit Agreement, does not exceed $45 million;

            (ii) the Subsidiary Guarantees;

            (iii) the guarantees by the Subsidiary Guarantors of the Company's obligations under the Revolving Credit Agreement;

            (iv) any Guarantee by a Subsidiary Guarantor of Debt of the Company permitted to be Incurred under this Indenture, provided that such Guarantee is by its terms pari passu or subordinated in right of payment of any amounts payable thereunder to the Subsidiary Guarantee of such Subsidiary Guarantor, and provided further that if such Debt is by its terms subordinated in right of payment of any amounts payable thereunder to the Securities that such Guarantee is by its terms subordinated in right of payment of any amounts payable thereunder to the Subsidiary Guarantee of such Subsidiary Guarantor to substantially the same extent;

            (v) other Debt or Preferred Stock outstanding on the date of this Indenture after giving effect to the application of the proceeds from the Securities;

            (vi) Debt or Preferred Stock issued to and held or owned by the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that, such Debt or


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
      Preferred Stock is at all times either held by the Company or a Wholly Owned Restricted Subsidiary of the Company or, in the case of Debt represented by an Intra-Company Note, payable to the Company and pledged to secure Debt under the Revolving Credit Agreement;

            (vii) Debt or Preferred Stock Incurred by a Person prior to the time
      (A) such Person became a Restricted Subsidiary of the Company, (B) such Person merges into or consolidates with a Restricted Subsidiary of the Company or (C) another Restricted Subsidiary of the Company merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary of the Company), provided that in any such case in this Clause (vii) such Debt or Preferred Stock was not Incurred or issued in anticipation of such transaction and was outstanding prior to such transaction, and provided further that such Debt is Permitted Debt;

            (viii) Debt Incurred pursuant to the first paragraph of and Clause
      (v) of the third paragraph of Section 1008;

            (ix) Debt or Preferred Stock which is exchanged for, or the proceeds of which are used solely to refinance or refund, any Debt or Preferred Stock permitted to be outstanding pursuant to Clauses (v) and (vii) hereof (or any extension or renewal thereof), in an aggregate principal amount, in the case of Debt, or liquidation preference, in the case of Preferred Stock, not to exceed the principal amount or liquidation preference of the Preferred Stock, so refinanced, provided, that such Debt or Preferred Stock does not have an Average Life or final maturity less than the Average Life or final maturity, respectively, of the Debt or Preferred Stock being refinanced or an interest or dividend rate greater than the interest or dividend rate on the Debt or Preferred Stock being refinanced; and

            (x) Debt of Universal Brixius Inc. under the Brixius Term Loan Agreement in an aggregate principal amount not to exceed $1,793,000 which debt is due on March 31, 2007.

SECTION 1010. Limitation on Restricted Payments.

            The Company (i) shall not, directly or indirectly, declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of any class of its Capital Stock or to the holders of any class of its Capital Stock excluding any dividends or distributions payable solely (a) in shares of its Capital Stock (other than Disqualified Stock) or (b) in options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock), (ii) shall not, and shall not permit any Restricted Subsidiary of the Company, directly or indirectly, to purchase, redeem or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Related Person of the Company or (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Related Person of the Company, (iii) shall not make, or permit any Restricted Subsidiary of the Company to make, any Investment in, or payment on a Guarantee of any obligation of, any Affiliate or any Related Person of the Company, other than the Company or a Wholly Owned Restricted Subsidiary of the Company which is a Wholly Owned Restricted Subsidiary prior to such


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
      Investment, and (iv) shall not, and shall not permit any Restricted Subsidiary of the Company to, redeem, defease (including, but not limited to, legal or covenant defeasance), repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Subordinated Debt of the Company (the transactions described in Clauses (i) through (iv) being referred to herein as Restricted Payments), if at the time thereof:

            (1) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing;

            (2) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the date of this Indenture exceeds the sum of:

            (a) 50% of cumulative Consolidated Net Income of the Company and its Restricted Subsidiaries (or, in the case Consolidated Net Income of the Company and its Restricted Subsidiaries shall be negative, less 100% of such deficit) for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately after the date of the Indenture and ended as of the Company's most recently ended fiscal quarter at the time of such Restricted Payment; plus

            (b) 100% of the aggregate net proceeds after the date of this Indenture, including the fair value of property other than cash (determined in good faith by the Board of Directors and evidenced by a Board Resolution), from capital contributions (of cash or other property) to the Company and from the issuance or sale of Capital Stock (other than Disqualified Stock) of the Company and options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Company (other than, in each case, to a Restricted Subsidiary) and the principal amount of and accrued interest on Debt of the Company that has been converted into Capital Stock (other than Disqualified Stock and other than by a Restricted Subsidiary) of the Company after the date of the Indenture; plus

            (c) if any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the greater of the fair market value (as determined by the Board of Directors in good faith) and book value of such Unrestricted Subsidiary as of the date it is redesignated as a Restricted Subsidiary; or

            (3) in the case of a Restricted Payment described in clause (i) or
      (ii) above, the Consolidated EBITDA Coverage Ratio of the Company and its Restricted Subsidiaries for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the payment of such Restricted Payment was not greater than 3.00 to 1; provided that for purposes of calculating Consolidated Net Income for purposes of this paragraph with respect to the fiscal quarter during which the Securities were issued, there shall be added back the amount paid in cash to holders in connection with the issuance of the Securities.

            Notwithstanding the foregoing, the Company may pay any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the


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
foregoing provisions; provided that any such amounts will thereafter be deducted from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph. In addition, the foregoing covenant will not prohibit the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company out of the proceeds of any policy of insurance maintained to provide funds for such purpose

SECTION 1011. Limitations Concerning Distributions and Transfers By Restricted Subsidiaries.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary of the Company; (ii) to make loans or advances to the Company or any Restricted Subsidiary of the Company; or (iii) to transfer any of its property or assets to the Company, except, in any such case, any encumbrance or restrictions are:

            (a) pursuant to an agreement as in effect on the date of this Indenture, or

            (b) pursuant to an agreement relating to any Debt Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not Incurred in anticipation of becoming a Restricted Subsidiary, provided that such encumbrance or restriction does not apply to any Person, or to the property or assets of any Person, other than such Restricted Subsidiary, or

            (c) pursuant to any agreement relating to Debt permitted to be Incurred by a Subsidiary Guarantor pursuant to Clause (viii) of Section 1009, provided that, immediately after giving pro forma effect to the effectiveness of such agreement, the Company could Incur at least $1.00 of additional Debt pursuant to the first paragraph under Section 1008 if the calculation of Consolidated Net Income (and clause (b) of the proviso in the definition thereof) is made assuming such encumbrance or restriction fully restricts the payment of dividends and the making of distributions, or

            (d) pursuant to any agreement restricting the assignment of any contract or lease, or the subletting of any lease, of the Company or any Restricted Subsidiary, or

            (e) pursuant to an agreement entered into for a permitted sale or disposition of the stock, business, assets or properties of the Company or a Restricted Subsidiary, or

            (f) pursuant to the terms of purchase money obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired and no other property, or

            (g) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of Debt Incurred pursuant to an agreement referred to in Clause (a), (b) or (c) above in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced; provided, however, that in the case of an agreement effecting a renewal, extension, refinancing or refunding of Debt Incurred pursuant to an agreement referred to in Clause (b), (c) or (d) above, the provisions contained in such renewal, extension, refinancing or refunding agreement relating to such encumbrance or restriction are no more restrictive in any material respect with respect to the interests of the Security holders than the provisions contained in the agreement the subject thereof, as determined in good faith by the Board of Directors and evidenced by a Board Resolution.

SECTION 1012. Limitation on Liens.

            Except for liens in favor of the Trustee for the benefit of the Holders the Company shall not, and shall not permit any Restricted Subsidiary of the Company to, Incur any Lien (other than Permitted Liens) on property or assets now owned or hereafter acquired to secure any Debt. The Company shall not Incur any Lien on the Capital Stock of Morgan Trailer Mfg. Co.

SECTION 1013. Limitation on Sale and Leaseback Transactions.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, enter into any Sale and Leaseback Transaction unless:

            (1) the Company or such Restricted Subsidiary would be entitled to Incur a Lien to secure Debt pursuant to the provisions of Section 1012 hereof, equal in amount to the Attributable Value of the Sale and Leaseback Transaction, without equally and ratably securing the Securities; or

            (2) the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of Section 1015 are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of Section 1015.

SECTION 1014. Limitation on Transactions with Affiliates and Related Persons.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly enter into any transaction not in the ordinary course of business (including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service or the making of any loan or advance) involving aggregate consideration in excess of $200,000, with any Affiliate or Related Person of the Company (other than the Company or a Restricted Subsidiary of the Company), unless the Board of Directors shall determine in its reasonable good faith judgment and evidenced by a Board Resolution filed with the Trustee that: (1) such transaction is in the best interests of the Company or such Restricted Subsidiary; and (2) such transaction is on terms not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's length transaction with an entity that is not an Affiliate or a Related Person; provided that the payment of discretionary annual bonuses pursuant to the Management Services Agreement may be made only if, immediately after giving effect to such payment, the Company could Incur at least $1.00 of additional Debt pursuant to the first paragraph of Section 1008.


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
            Notwithstanding the foregoing, this Section 1014 will not apply to
(i) transactions between the Company and any of its Restricted Subsidiaries or between its Restricted Subsidiaries, (ii) any payments or transactions permitted pursuant to Section 1010, (iii) the payment of reasonable annual compensation and reasonable and customary fees to directors or executive officers of the Company or any of its Restricted Subsidiaries, (iv) payments for management fees (not to exceed a base fee of $50,000 per month for these services, subject to annual automatic increases based upon the consumer price index) and reimbursements for reasonable costs, charges or expenses by the Company to Southwestern Holdings, Inc. in accordance with the terms of the Management Services Agreement and (v) payments pursuant to any tax sharing agreement or arrangement among the Company and all or any of its Subsidiaries or among all or any of its Subsidiaries.

SECTION 1015. Limitation on Certain Asset Dispositions.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, make any Asset Disposition in one or more related transactions unless:

            (i) the Company (or the Restricted Subsidiary of the Company, as the case may be) receives consideration at the time of such disposition at least equal to the fair market value of the shares or assets disposed of (which shall be as determined in good faith by the Board of Directors and evidenced by a Board Resolution filed with the Trustee), and

            (ii) not less than 80% of the consideration for such disposition consists of cash or readily marketable cash equivalents, and

            (iii) (a) in the case of any Asset Disposition involving assets having a value of less than $100,000 and less than an aggregate of $3 million during the term of the Securities, within 180 days of the Asset Disposition, the Company or such Restricted Subsidiary applies the Net Available Proceeds of such Asset Disposition, to the extent the Revolving Credit Agreement does not require that such Net Available Proceeds be used to reduce the outstanding balance under the Revolving Credit Agreement, either to (1) repurchase or redeem Securities or (2) make capital expenditures in new assets that will become Security Collateral for the Securities, and (b) in the case of any Asset Disposition involving assets having a value greater than $100,000 or more than an aggregate of $3 million during the term of the Securities, the Company or such Restricted Subsidiary applies the Net Available Proceeds of such Asset Disposition, to the extent the Revolving Credit Agreement does not require that such Net Available Proceeds be used to reduce the outstanding balance under the Revolving Credit Agreement, so that (1) at least 80% of such Net Available Proceeds are used to repurchase or redeem Securities within 120 days of the Asset Disposition and (2) any balance of such Net Available Proceeds is used to make capital expenditures in new assets that will become Security Collateral for the Securities within 180 days of the Asset Disposition. If the proceeds are not used within the time period specified above for any permitted purpose, the Company will offer to purchase outstanding Securities pursuant to an Offer to Purchase at 100% of their principal amount plus accrued interest to the date of purchase in an aggregate principal amount plus interest equal to the unused Net Available Proceeds from such disposition (including from the sale of any marketable cash equivalents


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
      received therein). This Section 1015 shall not apply to a transaction which is subject to and permitted under the provisions described under
      Section 801 of this Indenture.

            (b) The Company will mail the Offer for an Offer to Purchase required pursuant to Section 1015 (a) not more than one year after consummation of the disposition referred to in Section 1015(a). The aggregate principal amount of the Securities to be offered to be purchased pursuant to the Offer to Purchase shall equal the Net Available Proceeds available therefor pursuant to Clause (iii) (B) of Section 1015 (a) (rounded down to the next lowest integral multiple of $100), reduced to the extent specified in the second proviso of
Section 1015 (a) (iii). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $100 principal amount.

            (c) Not later than the date of the Offer with respect to an Offer to Purchase pursuant to this Section 1015, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the Purchase Amount, (ii) the allocation of the Net Available Proceeds from the Asset Disposition pursuant to which such Offer is being made, including, if amounts are invested in assets related to the business, the actual assets acquired and a statement as to the necessity of such assets for the maintenance of such business and (iii) the compliance of such allocation with the provisions of paragraph (a).

            The Company shall perform its obligations specified in the Offer for the Offer to Purchase. On or prior to the Purchase Date, the Company shall (i) accept for payment (on a pro rata basis, if necessary) Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

            (d) Notwithstanding the foregoing, this Section 1015 shall not apply to any Asset Disposition which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially all of the Company's properties or assets within the meaning of Sections 801 and 802 hereof.

SECTION 1016. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

            The Company will not sell, transfer or otherwise dispose of, and will not permit or cause any of its Restricted Subsidiaries to issue or sell, transfer or otherwise dispose of any Capital Stock of a Restricted Subsidiary (other than director's qualifying shares and other than to the Company or to a Wholly-Owned Restricted Subsidiary) or securities convertible into, or


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
warrants, rights or options to subscribe for or purchase shares of such Capital Stock or permit any Person (other than the Company or a Wholly-Owned Subsidiary) to own or hold any Capital Stock of any Restricted Subsidiary; provided, however, that this provision will not prohibit the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with the provisions described under Section 801 of this Indenture.

SECTION 1017. Change of Control.

            (a) Upon the occurrence of a Change in Control, each Holder of a Security shall have the right to have such Security repurchased by the Company on the terms and conditions precedent set forth in this Section 1017 and this Indenture. Subject to the requirements of paragraph (d) of this Section 1017, the Company shall, within 30 days following the date of the consummation of a transaction resulting in a Change of Control, mail an Offer with respect to an Offer to Purchase all Outstanding Securities at a purchase price equal to 101% of their aggregate principal amount plus accrued interest to the Purchase Date (provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $100 principal amount.

            (b) The Company shall perform its obligations specified in the Offer for the Offer to Purchase. Prior to the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

            (c) A "Change of Control" shall be deemed to have occurred in the event that, after the date of this Indenture, either (A) any Person or any Persons (other than a Permitted Holder) acting together which would constitute a "group" (a "Group") for purposes of Section 13(d) (3) of the Exchange Act, or any successor provision thereto, together with any Affiliates thereof, shall beneficially own (as defined in Rule 13d-3 of the Exchange Act or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Capital Stock of the Company entitled to vote generally in the election of directors of the Company; or (B) any Person or Group (other than a Permitted Holder), together with any Affiliates or Related Persons thereof, shall succeed in having sufficient of its or their nominees elected to the Board of


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
Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of the Company.

SECTION 1018. Limitations on Acquisitions.

            The Company and the Restricted Subsidiaries shall not enter into a transaction to acquire the assets of a Person, where such transaction is not in the ordinary course of the Company's business or the ordinary course of business of the respective Restricted Subsidiary, unless the assets so acquired become contemporaneous with their acquisition collateral for the Securities pursuant to a Security Document and the assets so acquired are acquired with proceeds of an Asset Disposition that are permitted to be invested in such assets.

SECTION 1019. Limitations on the Repurchase of Securities.

            The Company and the Restricted Subsidiaries shall not purchase Securities from any Holder of Securities at a price that is less than 100% of the principal amount of such Securities, other than through an Offer to Purchase.

            The Company and its Restricted Subsidiaries shall not purchase Securities using the proceeds of borrowings under the Revolving Credit Agreement unless there is available for borrowing under such Revolving Credit Agreement, after giving effect to the borrowings to purchase Securities, an amount equal to the sum of (i) $6 million plus (ii) the amount of any PIK Notes representing interest (but not including any premium) on the Securities paid in PIK Notes plus (iii) the aggregate amount of interest payable on the next interest payment date on the Securities then outstanding; provided that the amount in (ii) will be reduced (provided that, the result of the reductions in clauses (1), (2) and
(3) below shall not cause the amount in clause (ii) above to be less than zero) by:

            (1) the amount of any Securities repurchased or redeemed, with respect to the period prior to May 15, 2005;

            (2) the amount of any Securities repurchased or redeemed in excess of $7.5 million, with respect to the period from May 16, 2005 through May 15, 2006; and

            (3) the amount of any Securities repurchased or redeemed in excess of $15 million, with respect to the period beginning on May 16, 2006.

SECTION 1020. Provision of Financial Information.

            Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall


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
also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Company were so subject to such Sections and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder.

SECTION 1021. Statement by Officers as to Default.

            (a) The Company and the Subsidiary Guarantors will deliver to the Trustee, within 90 days after the end of each fiscal year, and within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter), of the Company ending after the date hereof an Officers' Certificate (one of the signers of which shall be the executive, financial or accounting officer), stating whether or not to the best knowledge of the signers thereof the Company or the Subsidiary Guarantors, as the case may be, is in default in the performance and observance of any of the terms, provisions and conditions of Sections 801 and 802 or Sections 1004 to 1020, inclusive, and if the Company or the Subsidiary Guarantors, as the case may be, shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For purposes of this Section 1021, such compliance or default shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

            (b) The Company and each Subsidiary Guarantor shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, and the action which the Company proposes to take with respect thereto.

            (c) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent public accountants stating (A) that their audit has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit, any event which, with notice or the lapse of time or both, would constitute an Event of Default has come to their attention and, if such a default has come to their attention, specifying the nature and period of the existence thereof.

SECTION 1022. Waiver of Certain Covenants.

            The Company and the Subsidiary Guarantors may omit in any particular instance to comply with any covenant or condition set forth in Sections 801 and 802 and Sections 1004 to 1021, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company


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
and the Subsidiary Guarantors and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.

SECTION 1023. Cancellation of Reacquired Notes.

            The Company shall promptly (i) deliver to the Trustee for cancellation all Securities which the Company or any Subsidiary acquires and
(ii) cause to be cancelled all Old Securities which the Company or any Subsidiary acquires in each case whether through privately negotiated sales, open market purchases, tender offer or redemption.

SECTION 1024. Covenant to Obtain Lien on Intellectual Property.

            Following the date hereof, the Company and the Subsidiary Guarantors shall use their commercially reasonable efforts to obtain on behalf of the Holders a perfected, first priority security interest in the trade names, trademarks and copyrights in which the lender(s) under the Revolving Credit Agreement currently have a perfected, first priority security interest. If the Company and the Subsidiaries are unsuccessful in obtaining such a perfected, first priority security interest after using commercially reasonable efforts (as determined by the Company, acting reasonably), the Company shall notify the Trustee in writing thereof and the Company and the Subsidiary Guarantors shall use their reasonably commercial efforts to obtain on behalf of the Holders a perfected, second priority security interest in such assets. If the Company and the Subsidiaries are unsuccessful in obtaining such a perfected, second priority security interest after using commercially reasonable efforts (as determined by the Company, acting reasonably), the Company shall notify the Trustee in writing thereof.

SECTION 1025. Covenant to Obtain Leasehold Mortgages.

            Following the date hereof, the Company and the Subsidiary Guarantors shall use their commercially reasonable efforts to obtain on behalf of the Holders leasehold mortgage(s) on leasehold interests of the Company and the Subsidiary Guarantors that individually involve payments of more than $10,000 per month, provided that the relevant landlords or lessors shall have granted the requisite consents thereto (which the Company shall use commercially reasonable efforts to obtain).

SECTION 1026. Covenant Regarding Insurance Proceeds.

            In the event of a Loss, the Company and the Subsidiary Guarantors will have the right to apply the Net Available Amount of any Loss Proceeds (the "Net Loss Proceeds") to repair, restore or replace the Collateral that is the subject of such Loss (to the extent that the Company determines that such Collateral can reasonably be restored, repaired or replaced). In the event that the Company and the Subsidiary Guarantors elect to so repair, restore or replace such Collateral, the Company or the relevant Subsidiary Guarantor shall provide to the Trustee prompt written notice of such election and shall use such Net Loss Proceeds to commence repairing, restoring, or replacing such Collateral within six (6) months after such written notice is delivered. Until such time that such Net Loss Proceeds are so used, the Company and the


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
Subsidiary Guarantors shall promptly cause such Net Loss Proceeds to be deposited with the Trustee. The Trustee is hereby authorized to release such Net Loss Proceeds upon delivery of a certificate from the Company or the relevant Subsidiary Guarantor substantially in the form of Exhibit A attached hereto. To the extent that any such Net Loss Proceeds are not applied in a timely manner accordance with this Section 1026 to repair, restore or replace such Collateral, such Net Loss Proceeds shall be applied to repurchase or redeem the Securities in a manner as if the Loss relating to such Net Loss Proceeds were being treated as an Asset Disposition.

                                 ARTICLE ELEVEN

                            Redemption of Securities

SECTION 1101. Right of Redemption.

            The Securities may be redeemed at the election of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice by mail, at any time prior to Maturity, as a whole or in part, in each case at the Redemption Prices specified in the form of Security hereinbefore set forth together with accrued interest to the Redemption Date.

SECTION 1102. Applicability of Article.

            Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103. Election to Redeem; Notice to Trustee.

            The election of the Company to redeem any Securities pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION 1104. Selection by Trustee of Securities to Be Redeemed.

            If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $100 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $100.

            The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities


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
redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1105. Notice of Redemption.

            Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

            All notices of redemption shall state:

            (1) the Redemption Date,

            (2) the Redemption Price,

            (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

            (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date, and

            (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

            Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1106. Deposit of Redemption Price.

            Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1107. Securities Payable on Redemption Date.

            Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more


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
Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

            If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.

SECTION 1108. Securities Redeemed in Part.

            Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                       Defeasance and Covenant Defeasance

SECTION 1201. Company's Option to Effect Defeasance or Covenant Defeasance.

            The Company may at its option by Board Resolution, at any time, elect to have either Section 1202 or Section 1203 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.

SECTION 1202. Defeasance and Discharge.

            Upon the Company's exercise of the option provided in Section 1201 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that (i) the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and (ii) the Subsidiary Guarantors shall each be released from their respective Subsidiary Guarantees, except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203.


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
SECTION 1203. Covenant Defeasance.

            Upon the Company's exercise of the option provided in Section 1201 applicable to this Section, (i) the Company shall be released from its obligations under Sections 1005 through 1021, inclusive, and Clauses (3), (4) and (5) of Section 801, (ii) the occurrence of an event specified in Sections 501(4) (with respect to Clauses (3), (4) or (5) of Section 801), 501(5) (with respect to any of Sections 1005 through 1021, inclusive), 501(6) and 501(7) shall not be deemed to be an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that (a) the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, Clause or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section, Clause or Article or by reason of any reference in any such Section, Clause or Article to any other provision herein or in any other document, and (b) the Subsidiary Guarantors shall be released from all of their obligations under their Subsidiary Guarantees and under Article Thirteen of this Indenture; but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1204. Conditions to Defeasance or Covenant Defeasance.

            The following shall be the conditions to application of either
Section 1202 or Section 1203 to the then Outstanding Securities:

            (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities,
      (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (premium, if any,) and each installment of interest on the Securities on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a) (2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not


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
      authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

            (2) In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

            (3) In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

            (4) The Company shall have delivered to the Trustee an Officer's Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

            (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

            (6) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 501(8) and (9) are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

            (7) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

            (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under Section 1203 (as the case may be) have been complied with.

            (9) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment


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
      Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

SECTION 1205. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

            Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee) pursuant to Section 1204 in respect of the Securities shall be held in trust and applied by the Trustee (or other qualifying trustee), in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee (or other qualifying trustee) may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee (or other qualifying trustee) against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

            Anything in this Article Twelve to the contrary notwithstanding, the Trustee (or other qualifying trustee) shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (or other qualifying trustee), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 1206. Reinstatement.

            If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1202 or 1203 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1202 or 1203; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.


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
                                ARTICLE THIRTEEN

                              Subsidiary Guarantees

SECTION 1301. Subsidiary Guarantees.

            Each of the Subsidiary Guarantors hereby jointly and severally unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Security and of this Indenture; provided, however, that each such Subsidiary Guarantor shall be liable under this Subsidiary Guarantee for the maximum amount of such liability that can be hereby incurred without rendering this Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. In case of the failure of the Company punctually to make any such payment, each of the Subsidiary Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Company.

            Each of the Subsidiary Guarantors hereby jointly and severally agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or this Indenture, the absence of any action to enforce the same, any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other Guarantee of, or any consent to departure from any requirement of any other Guarantee of all or any of the Securities, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of the Title 11 of the United States Code (the "Bankruptcy Code") of the application of Section 1111(b) (2) of the Bankruptcy Code, any borrowing or grant of a security interest by the Company, as debtor-in-possession, under
Section 364 of the Bankruptcy Code, the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Securities, any waiver or consent by the Holder of such Security or by the Trustee with respect to any provisions thereof or of this Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any Security Collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants, that this Subsidiary Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in this Subsidiary Guarantee. Each of the Subsidiary Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if


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
any) or interest on such Security, whether at their Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce this Subsidiary Guarantee without first proceeding against the Company. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, or the Trustee or the Holders are prevented from taking any action to realize on the Security Collateral, such Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

            Each Subsidiary Guarantor shall be subrogated to all rights of the Holders of the Securities upon which its Guarantee is endorsed against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of such Security pursuant to the provisions of its Subsidiary Guarantee or this Indenture; provided, however, that no Subsidiary Guarantor shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities issued hereunder shall have been paid in full.

            Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference", "fraudulent transfer", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            No stockholder, officer, director, employer or incorporator, past, present or future, of any Subsidiary Guarantor, as such, shall have any personal liability under this Subsidiary Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

            The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.


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
SECTION 1302. Execution and Delivery of Subsidiary Guarantees.

            The Subsidiary Guarantees to be endorsed on the Securities shall include the terms of the Subsidiary Guarantee set forth in Section 1301 and any other terms that may be set forth in the form established pursuant to Section
205. Each of the Subsidiary Guarantors hereby agrees to execute its Subsidiary Guarantee, in a form established pursuant to Section 205, to be endorsed on each Security authenticated and delivered by the Trustee.

            The Subsidiary Guarantee shall be executed on behalf of each respective Subsidiary Guarantor by any one of such Subsidiary Guarantor's Chairman of the Board, Vice Chairman of the Board, President or Vice Presidents, attested by its Secretary or Assistant Secretary. The signature of any or all of these officers on the Subsidiary Guarantee may be manual or facsimile.

            A Subsidiary Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper officers of a Subsidiary Guarantor shall bind such Subsidiary Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Subsidiary Guarantee is endorsed or did not hold such offices at the date of such Subsidiary Guarantee.

            The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee endorsed thereon on behalf of the Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby jointly and severally agrees that its Subsidiary Guarantee set forth in Section 1301 shall remain in full force and effect notwithstanding any failure to endorse a Subsidiary Guarantee on any Security.

SECTION 1303. Subsidiary Guarantors May Consolidate, Etc., on Certain Terms.

            Except as set forth in Section 1304 and in Articles Eight and Ten hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or a Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety of substantially as an entirety to the Company or a Subsidiary Guarantor.

SECTION 1304. Release of Subsidiary Guarantors.

            (a) Concurrently with any consolidation or merger of a Subsidiary Guarantor or any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, in each case as permitted by
Section 1303 hereof, and upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such consolidation, merger, sale or conveyance was made in accordance with Section 1303 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantees endorsed on the Securities and under this Article Thirteen. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantees endorsed on the Securities and under this Article Thirteen shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of a Subsidiary Guarantor under its Subsidiary Guarantees endorsed on the Securities and under this Article Thirteen.

            (b) Concurrently with the defeasance of the Securities under Section 1202 hereof or the covenant defeasance of the Securities under Section 1203 hereof, the Subsidiary Guarantors shall be released from all of their obligations under their Subsidiary Guarantees endorsed on the Securities and under this Article Thirteen.

            (c) Upon the sale or disposition (by merger or otherwise) of any Subsidiary Guarantor by the Company or any Restricted Subsidiary of the Company to any entity that is not a Restricted Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture, such Subsidiary Guarantor shall automatically be released from all obligations under its Subsidiary Guarantees endorsed on the Securities and under this Article Thirteen, provided that such Subsidiary Guarantor is sold or disposed of for fair market value (evidenced by a Board Resolution and set forth in an Officers' Certificate delivered to the Trustee).

SECTION 1305. Additional Subsidiary Guarantors.

            (a) The Company shall cause any Person that becomes a Restricted Subsidiary after the date of this Indenture to become a Subsidiary Guarantor with respect to the Securities. Any such Person shall become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture, in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Subsidiary Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be reasonably acceptable to the Trustee in its discretion).

            (b) The Company will cause any Subsidiary of the Company that is or becomes a borrower under or guarantor of the Company's obligations under the Revolving Credit Agreement to become a Subsidiary Guarantor with respect to the Securities.

                                ARTICLE FOURTEEN

                               Security Documents

SECTION 1401. Security Documents.

            (a) As general and continuing collateral security for the due satisfaction of the Obligations of the Company and the Subsidiary Guarantors, as applicable, under this Indenture, the Securities, the Subsidiary Guarantees and the Security Documents and the due performance by the Company and the Subsidiary Guarantors, as applicable, hereunder and thereunder, the Company, the Subsidiary Guarantors and the Trustee have entered into Security Documents to grant Liens (subject to Permitted Liens) on the Security Collateral. The Trustee, the Company and the Subsidiary Guarantors hereby agree that the Trustee holds the Security Collateral in trust and for the benefit of the Holders pursuant to the terms of this Indenture and the Security Documents. The Trustee further agrees that the Company and certain of the Subsidiary Guarantors have heretofore entered into the Revolving Credit Agreement and Brixius Term Loan


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
Agreement and granted liens and security interests to the lender(s) thereunder in certain collateral pursuant to various security documents related thereto and consents to the financing arrangements evidenced thereby.

            (b) The Company represents, covenants and agrees that it has and, to the extent required hereunder, the Subsidiary Guarantors shall at all times have, full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm the property constituting the Security Collateral pursuant to the Security Documents to which such Persons are party, free and clear of all Liens (other than Permitted Liens), and that (i) it will forever warrant and defend the title to the same against the claims of all Persons (except as to Permitted Liens), (ii) it and such of its Restricted Subsidiaries, as applicable, will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments as the Trustee may reasonably require to perfect, preserve, maintain or protect the Liens granted pursuant to the Security Documents and
(iii) it and such of its Restricted Subsidiaries, as applicable, will do or cause to be done all such acts as may be reasonably required by the Trustee, to confirm to the Trustee such Lien on the Security Collateral, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Security Documents, this Indenture and the Securities. The Company further covenants and agrees that each Security Document, as applicable, creates or will create (when delivered and perfected in accordance with applicable law) a valid first-ranking Lien (subject to Permitted Liens) on the Security Collateral subject thereto.

            (c) Each Holder, by accepting a Security, hereby (i)(A) authorizes the Trustee to enter into the Security Documents and the Collateral Access Agreement and such other instruments and documents related hereto and thereto and (B) agrees to all of the terms of the Security Documents and Collateral Access Agreement and such other instruments and documents related hereto and thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time pursuant to the terms of this Indenture or the Security Documents and (C) directs the Trustee to perform the obligations set forth in the Collateral Access Agreement in accordance with the terms therewith, including without limitation delivery of the notices described in Sections 2 and 4 thereof and (ii) agrees that the Company and certain of the Subsidiary Guarantors have heretofore entered into the Revolving Credit Agreement and Brixius Term Loan Agreement and granted liens to the lender(s) thereunder in and to certain collateral pursuant to various security documents related thereto and consents to the financing arrangements evidenced thereby. The Company and Subsidiary Guarantors acknowledge that the Trustee has entered into the Security Documents and Collateral Access Agreement as described in this clause (c).

SECTION 1402. Recording, Etc.

            (a) The Company shall cause, at the Company's expense, this Indenture and each Security Document, and all amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be reasonably required or as may be reasonably requested by the Trustee in order to preserve, protect and maintain the perfected first-ranking Liens (subject to Permitted Liens) created by the Security Documents on the Security Collateral. The Company shall pay all



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
Mortgages, mortgage recording, stamp, intangible or other similar taxes, charges or fees required to be paid by any government or quasi-government under applicable legal requirements in connection with the execution, delivery, recordation, filing, perfection or enforcement of any of the Security Documents.

            (b) The Company shall furnish to the Trustee on June 10th of each year, beginning June 10, 2004, an Opinion or Opinions of Counsel, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of (x) this Indenture, the Security Documents and all supplemental indentures and amendments thereto, and (y) financing statements, continuation statements or other instruments of further assurances, as is necessary to maintain the Lien created by each such Security Document and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary to perfect such Lien, or stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

SECTION 1403. Possession of the Collateral.

            (a) Until the occurrence of an Event of Default, the Company or the relevant Restricted Subsidiary may possess, manage, operate and enjoy, as applicable, the Security Collateral in accordance with the terms of this Indenture, the Securities and the Security Documents.

            (b) Notwithstanding the foregoing, all amounts received by the Trustee as proceeds of any part of the Security Collateral (including Net Available Proceeds in the case of an Asset Disposition) and all amounts of money, securities, letters of credit and other evidences of indebtedness deposited with or held by the Trustee in accordance with this Indenture and any Security Document shall be held by the Trustee as security for the Obligations of the Company and the Subsidiary Guarantors, if any, under this Indenture, the Securities, any Guarantees and the Security Documents until applied in accordance with the terms of this Indenture.

SECTION 1404. Suits to Protect the Collateral.

            The Trustee shall have power to institute in its name and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Security Collateral by any acts which may be unlawful or in violation of this Indenture or any of the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Security Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under any of the Security Documents, or be prejudicial to the interests of the Holders or the Trustee.


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
SECTION 1405. Release of Collateral.

            (a) The Trustee shall not at any time release Security Collateral from the Liens created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents and accompanied by a Company Order directing the Trustee to release such Security Collateral and an Officers' Certificate upon which the Trustee may rely.

            (b) The release of any Security Collateral from the Lien of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Security Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Company shall comply with Trust Indenture Act Section 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an Officer of the Company, except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected by the Company.

SECTION 1406. Specified Releases of Collateral.

            (a) Satisfaction and Discharge; Defeasance. The Company shall be entitled to obtain a full release of all of the Security Collateral from the Liens of this Indenture and of the Security Documents upon payment in full of all principal, premium, if any, and interest on the Securities and of all other Obligations for the payment of money due and owing to the Trustee or the Holders under this Indenture, the Securities, the Guarantees and the Security Documents, or upon compliance with the conditions precedent set forth in Article Twelve hereof for covenant defeasance. Upon such payment or upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article Twelve hereof), together with such documentation, if any, as may be required by the Trust Indenture Act (including, without limitation, Trust Indenture Act Section 314(d)) or reasonably required by the Trustee prior to the release of such Security Collateral, the Trustee shall forthwith take all action that is necessary or reasonably requested by the Company (in each case at the expense of the Company) to release and reconvey to the Company without recourse all of the Security Collateral, and shall deliver such Security Collateral in its possession to the Company and shall execute and deliver to the Company releases and satisfactions, in recordable form and other instruments, agreements and acknowledgements related thereto, in each case to the extent reasonably requested by the Company.

            (b) Releases of Security Collateral in Connection with Asset Dispositions. Items of Security Collateral subject to an Asset Disposition, pursuant to and permitted by Section 1015 of this Agreement (the "Released Security Collateral") shall be automatically released upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following with respect to such Security Collateral:


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
            (i) a Company Notice (A) specifically describing the proposed Released Security Collateral, (B) specifying the fair market value of such Released Security Collateral on a date within 60 days of the Company Notice, (C) stating that the consideration to be received is at least equal to the fair market value of the Released Security Collateral, (D) stating that the release of such Released Security Collateral shall not materially and adversely impair the value of the remaining Security Collateral, taken as a whole, (E) confirming the sale of, or an agreement to sell, such Released Security Collateral in a bona fide sale, (F) certifying that such Asset Disposition complies with the terms and conditions of this Indenture, including, without limitation, Section 1015 hereof, and (G) in the event that there is to be a substitution of property for the Security Collateral subject to the Asset Disposition, specifying the property intended to be substituted for the Security Collateral to be disposed of;

            (ii) an Officers' Certificate certifying that (A) such sale complies with the terms and conditions of this Indenture, including, without limitation, Section 1015 hereof, (B) Net Available Proceeds from the sale of any of the Released Security Collateral shall be deposited in an account to be applied in accordance herewith, including Section 1015 hereof, and (C) all conditions precedent in this Indenture and the Security Documents to such release have been complied with;

            (iii) the Net Available Proceeds and other property received as consideration from the Asset Disposition, together with such instruments of conveyance, assignment and transfer, if any, as may be necessary to subject to the Lien of this Indenture and the Security Documents all the right, title and interest of the Company in and to such property (to the extent required by this Indenture and the Security Documents);

            (iv) all documentation required by the Trust Indenture Act (including, without limitation, Trust Indenture Act Section 314(d)), if any, prior to the release by the Trustee of the Released Security Collateral, and, in the event there is to be a substitution of property for the Security Collateral subject to the Asset Disposition, all documentation required by the Trust Indenture Act to effect the substitution of such new Security Collateral and to subject such new Security Collateral to the Lien of the relevant Security Documents, and all documents required by Section 1401 hereof with respect to such new Security Collateral;

            (v) an Opinion of Counsel substantially to the effect that (A) any obligation included in the consideration for any Released Security Collateral is a valid and binding obligation enforceable in accordance with its terms subject to customary exceptions regarding equitable principles, creditors' rights generally and bankruptcy and is subject to a perfected Lien under the Security Documents, (B) the Company has corporate power to own all property included in the consideration for such release, and (C) all conditions precedent herein and under any of the Security Documents relating to the release of such Security Collateral have been complied with; and

            (vi) if the Security Collateral to be released is only a portion of a discrete parcel of real property, an Opinion of Counsel or an endorsement to any title insurance policy insuring the Lien in favor of the Trustee created by a Mortgage on such Mortgaged property confirming that after such release, the Lien of such Mortgage continues as a perfected Lien upon the remaining Mortgaged property. Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company without recourse the Released Security Collateral and shall deliver any such Released Security Collateral in its possession to the Company and shall execute and deliver to the Company at the Company's expense releases and satisfactions, in recordable form, to the extent reasonably requested by the Company.

            Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall and is hereby authorized to take such action and deliver such documents, instruments and agreements to cause to be released and reconveyed to the Company without recourse to Released Security Collateral and to deliver any such Released Security Collateral in its possession to the Company and to execute and deliver to the Company at the Company's expense releases and satisfactions, in recordable form, to the extent reasonably requested by the Company.

            In any proceedings for the Condemnation of any Security Collateral, the Trustee may be represented by counsel who may be counsel for the Company.

SECTION 1407. Disposition of Collateral Without Release.

            Notwithstanding the provisions of Sections 1005 and 1006 hereof and the Security Documents but subject to Section 1015 hereof and the Trust Indenture Act, the Company may, without any prior release or consent by the
Trustee:

            (a) sell or otherwise dispose in any transaction or series of related transactions of any Security Collateral that may be defective or may have become worn out, defective or obsolete or is not used or useful in the operation of the Company, or any of its Restricted Subsidiaries;

            (b) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances constituting Security Collateral; provided, however, that no change in the location of any such Security Collateral subject to the Lien of any of the Security Documents shall be made unless the Trustee receives not less than 30 days' prior written notice of such change and the Company shall have taken all actions reasonably requested by the Trustee to preserve, maintain or protect the Liens (and the perfection thereof) on such Security Collateral;

            (c) subject to the provisions of the Security Documents, abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or rights-of-way subject to the Lien of the Security Documents;

            (d) grant a non-exclusive license of any interest in or right to intellectual property included in Security Collateral; or

            (e) abandon any interest in or right to intellectual property included in Security Collateral.

            Nothing in this Article Fourteen shall limit the right of each of the Company and the Restricted Subsidiaries to sell, lease or otherwise deal in or dispose of its property or assets that do not constitute Security Collateral, subject only to the provisions of Article Ten hereof.

SECTION 1408. Sufficiency of Release.

            All purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Security Documents.

SECTION 1409. Actions by the Trustee.

            Subject to the provisions of the Security Documents and Article Twelve, the Trustee may in its sole discretion and without the consent of the Holders take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) to collect and receive all amounts payable in respect of the obligations of the Company and any Guarantors under the Security Documents and this Indenture. The Trustee shall have the power to institute and maintain such suits and proceedings as it may deem expedient in order to prevent any impairment of the Security Collateral by any act that may be unlawful or in violation of this Indenture or the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and those of the Holders in the Security Collateral. No duty beyond that set forth in Section 602 is imposed on the Trustee pursuant to this Section 1409.

                              --------------------

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.


                                       J. B. POINDEXTER & CO., INC.

                                       By:
                                           -------------------------------------
                                           Name:  Robert S. Whatley
                                           Title: Vice President

Attest:


-----------------------------

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

                                       EFP CORPORATION


                                       By:
                                           -------------------------------------
                                           Name:  Robert S. Whatley
                                           Title: Vice President

Attest:


-----------------------------

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

                                       LOWY GROUP, INC.


                                       By:
                                           -------------------------------------
                                           Name:  Robert S. Whatley
                                           Title: Vice President

Attest:


-----------------------------

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

                                       MAGNETIC INSTRUMENTS CORP.

                                       By:
                                           -------------------------------------
                                           Name:  Robert S. Whatley
                                           Title: Vice President

Attest:


-----------------------------

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.


                                       MORGAN TRAILER FINANCIAL CORPORATION

                                       By:
                                           -------------------------------------
                                           Name:  Thomas Daly
                                           Title: President

Attest:


-----------------------------

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.


                                       MORGAN TRAILER FINANCIAL MANAGEMENT, L.P.

                                       BY: Morgan Trailer Mfg. Co.,
                                           Its General Partner


                                       By:
                                           -------------------------------------
                                           Name:  Robert S. Whatley
                                           Title: Vice President

Attest:


-----------------------------

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.


                                       MORGAN TRAILER MFG. CO.


                                       By:
                                           -------------------------------------
                                           Name:  Robert S. Whatley
                                           Title: Vice President

Attest:


-----------------------------

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

                                       RAIDER INDUSTRIES INC.

                                       By:
                                           -------------------------------------
                                           Name:  Stephen Magee
                                           Title: Vice President

Attest:


-----------------------------

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.


                                       SWK HOLDINGS, INC.


                                       By:
                                           -------------------------------------
                                           Name:  Robert S. Whatley
                                           Title: Vice President

Attest:


-----------------------------

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

                                       TRUCK ACCESSORIES GROUP, INC.

                                       By:
                                           -------------------------------------
                                           Name:  Robert S. Whatley
                                           Title: Vice President

Attest:


-----------------------------

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

                                       UNIVERSAL BRIXIUS, INC.

                                       By:
                                           -------------------------------------
                                           Name:  Robert S. Whatley
                                           Title: Vice President

Attest:


-----------------------------

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

                                       WILMINGTON TRUST COMPANY

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title

Attest:


-----------------------------

                                                                       EXHIBIT A

                     FORM OF INSURANCE PROCEEDS CERTIFICATE

[Name of Trustee]
[Address of Trustee]

Attention:  [Name]
            [Title]


                          [J.B. POINDEXTER & CO., INC.]
                     [NAME OF RELEVANT SUBSIDIARY GUARANTOR]

Gentlemen and Ladies:

      Reference is hereby made to Section 1026 of that certain Indenture relating to 12.50% Senior Secured Notes due 2007 dated as of June 10, 2003, among J.B. Poindexter & Co., Inc., as Issuer, Wilmington Trust Company, as Trustee and Collateral Agent, and the Subsidiary Guarantors named therein (as amended, supplemented, restated or otherwise modified from time to time, the "Indenture"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Indenture.

      This Insurance Proceeds Certificate is delivered in connection with [describe relevant Loss and the Net Loss Proceeds that were deposited in accordance with Section 1026 and the bank account in which such Net Loss Proceeds were deposited].

      The undersigned hereby requests that $__________ of such Net Loss Proceeds (the "Advanced Funds") be withdrawn and transferred to the part(ies) and in accordance with the wire instructions contained in this Insurance Proceeds Certificate.

      The undersigned hereby certifies that the Advanced Funds are being used to [repair, restore or replace Collateral that is the subject of a Loss][repurchase or otherwise redeem the Securities] in accordance with Section 1026 of the Indenture.

      Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

                           [Provide Wire Information]

      The undersigned has caused this Insurance Proceeds Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this ___ day of ___________, 20___.



                                       [J.B. POINDEXTER & CO., INC.]
                                       [NAME OF RELEVANT SUBSIDIARY GUARANTOR]

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: